UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)
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STEVEN F. LEER Chairman and Chief Executive Officer

March 21, 2008

Dear fellow stockholder:

You are cordially invited to attend the annual meeting of stockholders of Arch Coal, Inc. on Thursday, April 24, 2008. We will hold the meeting at 10:00 a.m., Central Time, in the lower level auditorium at our headquarters at CityPlace One, One CityPlace Drive, St. Louis, Missouri 63141. You can find maps with directions to our headquarters near the back of the proxy statement that accompanies this letter.

In connection with the annual meeting, we have enclosed a notice of the meeting, a proxy statement and a proxy card. We have also enclosed a copy of our annual report for 2007 which contains detailed information about us and our operating and financial performance.

I hope that you will be able to attend the meeting, but I know that not every stockholder will be able to do so. Whether or not you plan to attend, I encourage you to vote your shares. You may vote by telephone or on the Internet, or complete, sign and return the enclosed proxy card in the postage-prepaid envelope, also enclosed. The prompt execution of your proxy will be greatly appreciated.

Sincerely,

Steven F. Leer
Chairman of the Board and Chief Executive Officer

1 CityPlace Drive, Suite 300     St. Louis, Missouri 63141     t: (314) 994-2700

One CityPlace Drive, Suite 300
St. Louis, Missouri 63141

March 21, 2008

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The annual meeting of stockholders of Arch Coal, Inc. will be held in the lower level auditorium at our headquarters at CityPlace One, One CityPlace Drive, St. Louis, Missouri 63141 on Thursday, April 24, 2008 at 10:00 a.m., Central Time. At the annual meeting, stockholders will consider the election of four nominees for director, ratification of the appointment of our independent public accounting firm and any other business properly introduced at the meeting.

By order of the Board of Directors

Robert G. Jones
Vice President-Law, General Counsel and Secretary

PROXY STATEMENT

PROXY AND VOTING INFORMATION

Why am I receiving these proxy materials?

Our board of directors is soliciting proxies for the 2008 annual meeting of stockholders. On or about March 21, 2008, we expect to begin mailing these proxy materials to all stockholders at the close of business on February 25, 2008, the record date. On the record date, there were 143,954,798 shares of our common stock outstanding.

Where and when is the annual meeting?

The annual meeting will take place on April 24, 2008 in the lower level auditorium at our headquarters, located at CityPlace One, One CityPlace Drive, St. Louis, Missouri 63141. The meeting will begin at 10:00 a.m., Central Time. You can find maps with directions to our headquarters on page 46 of this proxy statement.

What am I voting on?

At the annual meeting, stockholders will consider the election of four nominees for director — James R. Boyd, John W. Eaves, Douglas H. Hunt and A. Michael Perry — and ratification of the appointment of Ernst & Young LLP as our independent public accounting firm. The stockholders will also consider any other matter if properly introduced at the annual meeting.

How many votes do I have?

You have one vote for each share of our common stock that you owned at the close of business on the record date. These shares include:

•	Shares registered directly in your name with our transfer agent, for which you are considered the “stockholder of record;”

•	Shares held for you as the beneficial owner through a broker, bank, or other nominee in “street name;” and

•	Shares credited to your account in our employee thrift plan.

What is the difference between holding shares as a “stockholder of record” and as a “beneficial owner”?

If your shares are registered directly in your name with our transfer agent, you are considered the “stockholder of record” with respect to those shares. We have sent these proxy materials directly to you.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares held in street name. Your broker, bank or other nominee who is considered the stockholder of record with respect to those shares has forwarded these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or the Internet.

How can I vote my shares?

You can vote by proxy or in person.

How do I vote by proxy?

If you are a stockholder of record, you may vote by telephone, Internet, or mail. Our telephone and Internet voting procedures are designed to authenticate stockholders by using individual control numbers that can be found on the proxy card.

•	Voting by telephone

You can vote by calling the toll-free telephone number on your proxy card. Telephone voting is available 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on the day before the meeting. If you vote by telephone, you do not need to return your proxy card.

•	Voting by Internet

You can vote via the Internet. The web site for Internet voting is on your proxy card. Internet voting is available 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on the day before the meeting. If you vote via the Internet, you do not need to return your proxy card.

•	Voting by mail

If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

If you submit your proxy using any of these three methods, Steven F. Leer or Robert G. Jones will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some, or none of the nominees for director and for or against any other proposals properly introduced at the annual meeting. If you vote by telephone or Internet and choose to vote with the recommendation of our board of directors, or if you vote by mail, sign your proxy card, and do not indicate specific choices, your shares will be voted “FOR” the election of all four nominees for director and “FOR” ratification of the appointment of our independent public accounting firm.

If any other matter is presented, your proxy will authorize Steven F. Leer or Robert G. Jones to vote in accordance with their best judgment. At the time this proxy statement was printed, we knew of no matters to be considered at the annual meeting other than those referenced in this proxy statement.

If you wish to give a proxy to someone other than Steven F. Leer or Robert G. Jones, you may strike out their names on the proxy card and write in the name of any other person, sign the proxy, and deliver it to the person whose name has been substituted.

How can I revoke my proxy?

You may revoke a proxy in any one of the following three ways:

•	Submit a valid, later-dated proxy;

•	Notify Robert G. Jones, our secretary, in writing before the annual meeting that you have revoked your proxy; or

•	Vote in person at the annual meeting.

How do I vote in person?

If you are a stockholder of record, you may attend the annual meeting and cast your vote in person.

If I hold shares in street name, how can I vote my shares?

You can submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this by telephone, over the Internet, or by mail. Please refer to the voting instruction card included with these materials by your broker, bank or other nominee.

How do I vote my shares in the dividend reinvestment plan or the direct stock purchase plan?

If you participate in our dividend reinvestment plan or our direct stock purchase plan, your proxy will also serve as an instruction to vote the whole shares you hold under those plans in the manner indicated on the proxy. If your proxy is not received, the shares you hold in those plans will not be voted.

How do I vote my shares held in the employee thrift plan?

If you are both a registered stockholder and a participant in our employee thrift plan, you will receive a single proxy card that covers shares of our common stock credited to your plan account as well as shares of record registered in exactly the same name. Accordingly, your proxy card also serves as a voting instruction for the trustee of the plan. If your plan account is not carried in exactly the same name as your shares of record, you will receive separate proxy cards for individual and plan holdings. If you own shares through this plan and you do not return your proxy by April 14, 2008, the trustee will vote your shares in the same proportion as the shares that are voted by the other participants in the plan. The trustee will also vote unallocated shares of our common stock held in the plan in direct proportion to the voting of allocated shares in the plan for which voting instructions have been received unless doing so would be inconsistent with the trustee’s duties.

Is my vote confidential?

Yes. Voting tabulations are confidential except in extremely limited circumstances. Such limited circumstances include contested solicitation of proxies, when disclosure is required by law, to defend a claim against us or to assert a claim by us and when a stockholder’s written comments appear on a proxy or other voting material.

What “quorum” is required for the annual meeting?

In order to have a valid stockholder vote, a quorum must exist at the annual meeting. For us, a quorum exists when stockholders holding a majority of the outstanding shares of our common stock are present or represented at a meeting. For these purposes, shares that are present or represented by proxy at the annual meeting will be counted toward a quorum, regardless of whether the holder of the shares or proxy fails to vote on a particular matter or whether a broker with discretionary voting authority fails to exercise such authority with respect to any particular matter.

What Vote Is Required?

Election of four directors (Proxy Item No. 1)	The nominees who receive the most votes for the available positions will be elected. If you indicate “withhold authority to vote” for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee. Abstentions are not counted in the election of directors and do not affect the outcome.
Ratification of the appointment of independent public accounting firm (Proxy Item No. 2)	The affirmative vote of a majority of the shares present and entitled to vote at the meeting is required for ratification of the appointment of Ernst & Young LLP as our independent public accounting firm.

If a broker indicates on its proxy that it does not have authority to vote certain shares held in “street name,” the shares not voted are referred to as “broker non-votes.” Broker non-votes occur when brokers do not have discretionary voting authority to vote certain shares held in “street name” on particular proposals under the rules of the New York Stock Exchange, and the “beneficial owner” of those shares has not instructed the broker how to vote on those proposals. If you are a beneficial owner, your broker, bank or other nominee is permitted to vote your shares on the election of directors and the ratification of the appointment of our independent public accounting firm, even if the holder does not receive voting instructions from you. Shares represented by proxies that are marked vote “withheld” with respect to the election of any nominee will not be considered in determining whether such nominee has received the affirmative vote of a plurality of the shares. Shares represented by proxies that are marked “abstain” will have the effect of a negative vote.

Where can I find the voting results?

We intend to announce preliminary voting results at the annual meeting. We will publish the final results in our Quarterly Report on Form 10-Q for the first quarter of 2008, which we expect to file on or before May 10, 2008. You can obtain a copy of the Form 10-Q by logging on to our website at archcoal.com, by calling the Securities and Exchange Commission at 800-SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at sec.gov. Information on our website does not constitute part of this proxy statement.

CORPORATE GOVERNANCE PRACTICES

Overview

We are dedicated to being a market-driven global leader in the coal industry and to creating superior long-term stockholder value. It is our policy to conduct our business with integrity and an unrelenting passion for providing the best value to our customers. All of our corporate governance materials, including the corporate governance guidelines, our code of conduct and board committee charters, are published under “Corporate Governance” in the Investors section of our website at archcoal.com. These materials are also available in print to any stockholder upon request. The board of directors continually reviews these materials, Delaware law, the rules and listing standards of the New York Stock Exchange and SEC regulations, as well as best practices suggested by recognized governance authorities, and modifies the materials as warranted.

Director Independence

It is the board of directors’ objective to have an overwhelming majority of directors who are independent. We have adopted in our corporate governance guidelines the criteria established by the New York Stock Exchange for determining whether a director is independent. The board of directors has determined, in its judgment, that ten of the twelve members of the board of directors meet the New York Stock Exchange standards for independence. Other than Steven F. Leer and John W. Eaves, who are executive officers, each member of our board of directors satisfies the independence standards in the corporate governance guidelines. The independent members of the board of directors meet regularly without any members of management present. These sessions are normally held following or in conjunction with regular board meetings. Mr. James R. Boyd, chairman of the Nominating and Corporate Governance Committee and lead director, serves as the presiding director during executive sessions.

All members of our Audit, Nominating and Corporate Governance and Personnel and Compensation committees must be independent directors as defined by our corporate governance guidelines. Members of the Audit Committee must also satisfy a separate Securities and Exchange Commission independence requirement, which provides that they may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from us or any of our subsidiaries other than their directors’ compensation.

Code of Conduct

All of our employees, including our chief executive officer, our chief financial officer and each of the other executives named in this proxy statement, and directors must act ethically at all times and in accordance with the policies comprising our code of conduct, which is published under “Corporate Governance” in the Investors section of our website at archcoal.com and available in print to any stockholder upon request. We intend to post amendments to or waivers from (to the extent applicable to one of our directors or executive officers) the code on our website.

Conflicts of Interest

Our code of conduct reflects our policy that all of our employees, including the executives named in this proxy statement, and directors must avoid any activity that creates, or may create, a conflict of interest, that might interfere with the proper performance of their duties or that might be hostile, adverse or competitive with our business. In addition, each of our directors and executive officers is encouraged to notify our board of directors when confronted with any situation that may be perceived as a conflict of interest, even if the person does not believe that the situation would violate our code of conduct or corporate governance guidelines. Our board of directors will then determine, after consultation with counsel, whether a conflict of interest exists. Directors who have a material personal interest in a particular issue may not vote on any matters with respect to that issue.

Structure of the Board of Directors

Our certificate of incorporation and bylaws provide for a board of directors that is divided into three classes as equal in size as possible. The classes have three-year terms, and the term of one class expires each year in rotation at that year’s annual meeting. The size of the board of directors can be changed by a two-thirds vote of its members and is currently set at 12 members. Vacancies on the board of directors may be filled by a majority of the remaining directors. A director elected to fill a vacancy, or a new directorship created by an increase in the size of the board of directors, serves for the remainder of the full term of the class of directors in which the vacancy or newly created directorship occurred. As a matter of policy, the board of directors will submit the nomination of a director elected to fill a vacancy to the vote of our stockholders at the next annual meeting.

Director Biographies

The following is a list of our directors, their ages as of February 25, 2008, their occupation during the last five years and certain other biographical information:

		Director
Name	Age	Since	Occupation and Other Information

James R. Boyd	61	1990	Mr. Boyd served as chairman of the board of directors from 1998 to April 2006, when he was appointed our lead director. Mr. Boyd served as Senior Vice President and Group Operating Officer of Ashland Inc. from 1989 until his retirement in 2002. Mr. Boyd also serves on the board of directors of Halliburton Inc.
Frank M. Burke	68	2000	Mr. Burke has served as Chairman, Chief Executive Officer and Managing General Partner of Burke, Mayborn Company, Ltd., a private investment and consulting company, since 1984. Mr. Burke also serves on the board of directors of Corrigan Investments, Inc. and is a member of the National Petroleum Council.
John W. Eaves	50	2006	Mr. Eaves has been President and Chief Operating Officer since April 2006. From 2002 to April 2006, Mr. Eaves served as our Executive Vice President and Chief Operating Officer. Mr. Eaves also serves on the board of directors of ADA-ES, Inc.

		Director
Name	Age	Since	Occupation and Other Information

Patricia F. Godley	59	2004	Since 1998, Ms. Godley has been a partner with the law firm of Van Ness Feldman, practicing in the areas of economic and environmental regulation of electric utilities and natural gas companies. Ms. Godley is also a director of the United States Energy Association.
Douglas H. Hunt	55	1995	Since 1995, Mr. Hunt has served as Director of Acquisitions of Petro-Hunt, LLC, a private oil and gas exploration and production company.
Brian J. Jennings	47	2006	Since April 2007, Mr. Jennings has served as Chief Financial Officer of Energy Transfer Partners GP, L.P., the general partner of Energy Transfer Partners, L.P., a publicly-traded partnership owning and operating a portfolio of midstream energy assets. From March 2004 to December 2006, Mr. Jennings served as Senior Vice President-Corporate Finance and Development and Chief Financial Officer of Devon Energy Corporation. Mr. Jennings served as Senior Vice President-Corporate Finance and Development of Devon Energy Corporation from 2001 to March 2004.
Steven F. Leer	55	1992	Mr. Leer has been our Chief Executive Officer since 1992. From 1992 to April 2006, Mr. Leer also served as our President. In April 2006, Mr. Leer became Chairman of the board of directors. Mr. Leer also serves on the boards of the Norfolk Southern Corporation, USG Corp., the Western Business Roundtable and the University of the Pacific and is chairman of the Coal Industry Advisory Board. Mr. Leer is past chairman and continues to serve on the boards of the Center for Energy and Economic Development, the National Coal Council and the National Mining Association.
Thomas A. Lockhart	72	2003	Mr. Lockhart has been a member of the Wyoming State House of Representatives since 2000. Mr. Lockhart also serves on the board of directors of First Interstate Bank of Casper, Wyoming and Blue Cross Blue Shield of Wyoming.
A. Michael Perry	71	1998	Mr. Perry served as Chairman of Bank One, West Virginia, N.A. from 1993 and as its Chief Executive Officer from 1983 until his retirement in 2001. Mr. Perry also serves on the board of directors of Champion Industries, Inc. and Portec Rail Products, Inc.
Robert G. Potter	68	2001	Mr. Potter was Chairman and Chief Executive Officer of Solutia, Inc. from 1997 until his retirement in 1999. Mr. Potter also serves on the board of directors of Stepan Company.

		Director
Name	Age	Since	Occupation and Other Information

Theodore D. Sands	62	1999	Since 1999, Mr. Sands has served as President of HAAS Capital, LLC, a private consulting and investment company. Mr. Sands also serves on the board of directors of Protein Sciences Corporation and Terra Nitrogen Corporation.
Wesley M. Taylor	65	2005	Mr. Taylor was President of TXU Generation, a company engaged in electricity infrastructure ownership and management. Mr. Taylor served at TXU for 38 years prior to his retirement in 2004. Mr. Taylor also serves on the board of directors of First Energy Corporation.

Board Meetings and Committees

The board of directors has the following five committees: Nominating and Corporate Governance, Finance, Personnel and Compensation, Audit and Energy and Environmental Policy. The table below contains information concerning the membership of each of the committees and the number of times the board and each committee met during 2007. Each director attended at least 75% of the total number of meetings of the board and of the committees on which he or she serves. In addition, all directors are expected to attend the annual meeting of stockholders, and all of them attended last year’s annual meeting.

		Nominating and				Energy and
		Corporate		Personnel and		Environmental
	Board	Governance	Finance	Compensation	Audit	Policy

Mr. Boyd	•	▲	•		•
Mr. Burke	•	•		•	▲
Mr. Eaves	•		•			•
Ms. Godley	•		•		•	▲
Mr. Hunt	•		•	•		•
Mr. Jennings	•		•		•	•
Mr. Leer	▲		•
Mr. Lockhart	•		•	•	•
Mr. Perry	•	•			•	•
Mr. Potter	•	•		▲	•
Mr. Sands	•		▲	•		•
Mr. Taylor	•		•	•		▲
Number of 2007 meetings	7	6	5	4	10	1

▲	Chair • Member

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for the following items:

•	identifying individuals qualified to become directors and recommending candidates for membership on the board of directors and its committees, as described under the heading “Nomination Process for Election of Directors” on page 11;

•	developing and recommending the corporate governance guidelines to the board of directors;

•	reviewing and recommending compensation of non-employee directors; and

•	reviewing the effectiveness of board governance, including overseeing an annual assessment of the performance of the board of directors and each of its committees.

The board of directors has determined, in its judgment, that the Nominating and Corporate Governance Committee is composed entirely of independent directors as defined in the New York Stock Exchange listing standards and operates under a written charter adopted by the board of directors, a copy of which is published under “Corporate Governance” in the Investors section of our website at archcoal.com and is available in print to any stockholder upon request.

Finance Committee

The Finance Committee reviews and approves fiscal policies relating to our financial structure, including our debt, cash and risk management policies. The Finance Committee also reviews and recommends to the board appropriate action with respect to significant financial matters, including dividends on our capital stock, major capital expenditures and acquisitions, and funding policies of our employee benefit plans.

Personnel and Compensation Committee

The Personnel and Compensation Committee is responsible for the following items:

•	reviewing and recommending to the board of directors our compensation programs;

•	reviewing and recommending to the board of directors the participation of executives and other key management employees in the various compensation plans; and

•	monitoring our succession planning and management development practices.

The board has determined, in its judgment, that the Personnel and Compensation Committee is composed entirely of independent directors as defined in the New York Stock Exchange listing standards and operates under a written charter adopted by the entire board, a copy of which is published under “Corporate Governance” in the Investors section of our website at archcoal.com and is available in print to any stockholder upon request. The report of the Personnel and Compensation Committee can be found on page 40 of this proxy statement.

Audit Committee

The Audit Committee is responsible for the following items:

•	monitoring the integrity of our consolidated financial statements, internal accounting, financial controls, disclosure controls and financial reporting processes;

•	confirming the qualifications and independence of our independent registered public accounting firm;

•	evaluating the performance of our internal audit function and our independent registered public accounting firm; and

•	reviewing our compliance with legal and regulatory requirements.

The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. The board of directors has determined, in its judgment, that the Audit Committee is composed entirely of independent directors as defined in the New York Stock Exchange listing standards and Rule 10A-3 of the Securities Exchange Act of 1934 and operates under a written charter adopted by the board of directors, a copy of which is published under “Corporate Governance” in the Investors section of our website at archcoal.com and is available in print to any stockholder upon request.

The board of directors has also determined, in its judgment, that Mr. Burke and Mr. Jennings are “audit committee financial experts” and that each member of the Audit Committee is “financially literate.” Our corporate governance guidelines do not currently restrict the number of audit committees of public companies on which members of our Audit Committee may serve. The board of directors has determined that none of the members of the Audit Committee currently serves on the audit committees of more than three public companies. The report of the Audit Committee can be found on page 41 of this proxy statement.

Energy and Environmental Policy Committee

The Energy and Environmental Policy Committee reviews, assesses and provides advice to the board of directors on current and emerging energy and environmental policy trends and developments that affect or could affect us. In addition, the Energy and Environmental Policy Committee makes recommendations concerning whether and to what extent we should become involved in current and emerging energy and environmental policy issues.

Compensation Committee Interlocks and Insider Participation

None of the directors who served on the Personnel and Compensation Committee during 2007 has been an officer or employee of ours. None of our executives has served on the board of directors or compensation committee of any other entity that has or has had one or more executives serving as a member of our board of directors or compensation committee.

Nomination Process for Election of Directors

The Nominating and Corporate Governance Committee has responsibility for assessing the need for new directors to address specific requirements or to fill a vacancy. The committee initiates a search for a new candidate seeking input from our chairman and from other directors. The committee may retain an executive search firm to identify potential candidates. All candidates must meet the requirements specified in our corporate governance guidelines. Candidates who meet those requirements and otherwise qualify for membership on our board of directors are identified, and the committee initiates contact with preferred candidates. The committee regularly reports to the board of directors on the progress of the committee’s efforts. The committee meets to consider and approve final candidates who are then presented to the board of directors for consideration and approval. Our chairman or the chairman of the Nominating and Corporate Governance Committee may extend an invitation to join the board of directors.

Stockholder recommendations should be submitted in writing to Robert G. Jones, our secretary, and should include information regarding nominees required under our bylaws. Individuals recommended by stockholders will receive the same consideration received by individuals identified to the Nominating and Corporate Governance Committee through other means.

Communicating with the Board of Directors

Our board of directors has established procedures intended to facilitate communication directly with the board of directors, the non-employee directors or the Audit Committee. Such communications may be confidential or anonymous, and may be reported by phone to our confidential hotline at 866-519-1881 or by writing to the individual directors or group in care of Arch Coal, Inc., One CityPlace Drive, Suite 300, St. Louis, Missouri 63141, Attention: Vice President-Law, General Counsel and Secretary. All such communications are promptly communicated to the chairman of the Audit Committee or our Director of Internal Audit, as appropriate.

ELECTION OF DIRECTORS (PROXY ITEM NO. 1)

The terms of four directors (Messrs. Boyd, Eaves, Hunt and Perry) will expire at the annual meeting. Our board of directors has nominated each of those individuals for re-election for a three-year term that will expire in 2011. The board of directors is not aware that any nominee will be unwilling or unable to serve as a director. All nominees have consented to be named in the proxy statement and to serve if elected. If, however, a nominee is unavailable for election, your proxy authorizes us to vote for a replacement nominee if the board of directors names one. As an alternative, the board of directors may reduce the number of directors to be elected at the meeting.

The board of directors recommends a vote “FOR” these nominees.

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM (PROXY ITEM NO. 2)

Ernst & Young LLP was our independent public accounting firm for 2007. The Audit Committee has appointed Ernst & Young LLP as our independent public accounting firm for 2008. The Audit Committee and the board of directors are requesting that stockholders ratify this appointment as a means of soliciting stockholders’ opinions and as a matter of good corporate governance. If the stockholders do not ratify the selection of Ernst & Young LLP, the Audit Committee will consider any information submitted by stockholders in connection with the selection of the independent public accounting firm for the next fiscal year. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent public accounting firm at any time during the year if the Audit Committee believes such a change would be in our best interests and the best interests of our stockholders.

Representatives of Ernst & Young LLP will attend the annual meeting and will have the opportunity to make a statement if they desire to do so.

During 2007 and 2006, Ernst & Young LLP charged fees for services rendered to us as follows:

	Fee
Service	2007	2006

Audit(1)	$1,464,800	$1,327,535
Audit-related(2)	17,000	461,150
Tax	—	—
All Other	—	—

(1)	Audit services performed by Ernst & Young LLP in 2007 and 2006 included the annual financial statement audit (including required quarterly reviews) and other procedures performed by Ernst & Young LLP to form an opinion on our consolidated financial statements.

(2)	Audit-related services performed by Ernst & Young include, for 2007, a review of certain performance conditions associated with our performance-contingent phantom stock award payouts and a review of a registration statement we filed with the Securities and Exchange Commission. For 2006, audit-related services included an audit of the properties we sold to Magnum Coal Company in December 2005.

The Audit Committee has adopted an audit and non-audit services pre-approval policy that requires the committee, or the chairman of the committee, to pre-approve services to be provided by our independent public accounting firm. The Audit Committee will consider whether the services to be provided by the independent public accounting firm are prohibited by the Securities and Exchange Commission’s rules on auditor independence and whether the independent public accounting firm is best positioned to provide the most effective and efficient service. The Audit Committee is mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve such services. The Audit Committee has delegated to the chairman of the committee pre-approval authority between committee meetings, and the chairman must report any pre-approval decisions to the committee at the next regularly scheduled committee meeting.

The board of directors recommends a vote “FOR” ratification of the appointment of Ernst & Young LLP as our independent public accounting firm.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Overview

We believe that our success in creating long-term value for our stockholders depends on our ability to attract, motivate and retain highly talented executives. As a result, our executive compensation program is designed to offer competitive compensation in a manner that promotes our strategic objective of being a leader in safety performance, environmental stewardship and stockholder return. We motivate our executives by providing them with opportunities to receive payouts under incentive awards upon the achievement of these objectives.

At the beginning of 2007, the Personnel and Compensation Committee reviewed the design of our executive compensation program. As a result of that assessment, the board of directors, upon the recommendation of the committee, determined to replace the value of restricted stock units and performance units with stock options. In making its recommendation, the committee determined that long-term stock price appreciation is reflective of our achievement of the long-term performance objectives established by our board of directors. As a result and in an effort to simplify our long-term incentive compensation programs, the board of directors determined to use stock options as a way to encourage long-term performance. The committee continually reviews the use of stock options and other forms of long-term compensation in order to determine those forms that it believes will most effectively achieve its compensation objectives.

Our Compensation Philosophy

Our Personnel and Compensation Committee believes that an effective executive compensation program should encompass the following fundamental objectives:

•	Compensation should be competitive with other similarly-sized public companies in our industry.

•	Compensation should vary with our performance as well as with fluctuations in the price of our common stock.

•	Compensation should inspire performance that exceeds the performance targets that we set.

•	A greater percentage of compensation for executives who have higher levels of responsibility for our performance should be subject to greater risk.

We have designed our executive compensation program around these beliefs. We believe our executive compensation program achieves our goal of attracting, motivating and retaining highly talented executives.

Our Compensation Process

The Personnel and Compensation Committee regularly reviews the design of our executive compensation program. In doing so, the committee analyzes competitive compensation data for a peer group and for the S&P Midcap 400 Index and other survey data for our industry provided by a compensation consultant. The consultant reports directly to the committee. For the past several years, Watson Wyatt has assisted the committee in assessing the appropriateness of our peer group. For 2007, our peer group consisted of the following: Alpha Natural Resources, Inc., Cleveland-Cliffs, Inc., CONSOL Energy, Inc., Foundation Coal Holdings, Inc., International Coal Group, Inc., Martin Marietta Materials, Massey Energy Company, Minerals Technologies, Inc., Peabody Energy Corporation and Vulcan Materials Co. In addition, Watson Wyatt provided an assessment of our overall program design and compared total compensation for each of our executives to the corresponding amounts for the companies included in our peer group and other comparator groups.

Annually, the committee evaluates the performance of our chief executive officer and makes recommendations to the board of directors regarding his compensation. In doing so, the committee uses the information provided by the consultant and financial and operating performance data provided by management. The committee reviews the various elements of our chief executive officer’s compensation, including his salary, annual and long-term incentive awards and perquisites. Historically, the committee has not considered accrued pension benefits, deferred compensation, thrift plan amounts or existing stock ownership in making its recommendations. The committee believes that the compensation opportunities granted to our chief executive officer, while higher in the aggregate than compensation granted to our other executives, is appropriate relative to the compensation of our other executives taking into consideration the level of our chief executive officer’s responsibilities.

Our chief executive officer and Vice President-Human Resources assist the committee by recommending base salaries and targeted payout amounts under our annual and long-term incentive awards for each of the other executives. The committee considers the executive’s level of responsibility and ability to impact our future performance when evaluating those recommendations. Neither our chief executive officer nor the Vice President-Human Resources recommends his or her own base salary or targeted payout amounts under our annual or long-term incentive awards.

After the end of the performance period to which a particular incentive award applies, the committee reviews our performance relative to the applicable performance targets and recommends payouts based on that performance. The committee retains discretion to recommend payouts that are above or below actual performance levels for the applicable performance period. For purposes of determining the amount of a payout to recommend, the committee may also consider infrequent or non-recurring items that are not reflective of ongoing operations or the effects of major corporate transactions or other items that the committee determines, in its judgment, significantly distort the comparability of our actual performance against the performance targets.

Elements of Our Compensation Program

In keeping with the philosophy established by our Personnel and Compensation Committee, we use the following compensation elements to achieve our objective of attracting, motivating and retaining highly talented executives:

•	base salary;

•	short- and long-term incentive opportunities;

•	equity-based awards; and

•	certain limited perquisites.

Each executive is eligible to participate in the same health and welfare plans as our other eligible employees. These plans include medical and dental insurance, life, travel and accidental death and dismemberment insurance, short- and long-term disability coverage and participation in our qualified defined benefit pension plan, our supplemental retirement plan and our qualified defined contribution plan. In addition, each executive receives an employment agreement and is eligible to participate in our deferred compensation plan.

We have included a description of each key element of our compensation program below:

Base salary — We provide each executive with an annual base salary. Base salaries for our executives depend on the scope of their responsibilities, competitive market compensation paid by other companies for similar positions and salaries paid to the executives’ peers within the company. The Personnel and Compensation Committee believes that a higher percentage of total compensation for those executives with a greater ability to influence the achievement of our objectives should be variable and, therefore, subject to greater risk. In general, as the position and amount of responsibility for an executive increase, a greater percentage of that executive’s total compensation will be variable. As a result, executives with the highest level and amount of responsibility generally have the lowest percentage of their total compensation fixed as base salary and the highest percentage of their total compensation dependent upon short- or long-term incentive awards.

At the beginning of 2007, upon the recommendation of the Personnel and Compensation Committee, our board of directors approved increases in the annual base salaries for our executives ranging from 0% to 27%, with higher percentages attributable to executives receiving promotions or significant increases in the scope of their responsibilities. The salaries of the executives named in this proxy statement for 2007 and 2006 are shown in the table on page 22 of this proxy statement.

Annual cash incentive awards — We provide approximately 225 key employees, including the executives named in this proxy statement, an opportunity to earn additional cash compensation through annual cash incentive awards. Early each year, the Personnel and Compensation Committee considers whether annual cash incentives should be awarded for that year. If so, the committee recommends to the board of directors the group of employees eligible to receive an award for that year. Annual cash incentive awards contain various incentive levels based on the participant’s accountability and impact on our performance, with target opportunities established as a percentage of base salary. For 2007, the target opportunities available to the executives named in this proxy statement as a percentage of their base salaries ranged from 50% to 100%, with higher percentages attributable to those executives who are more likely to influence our annual performance.

Payouts under the annual cash incentive awards depend upon our earnings before interest, taxes, depreciation and amortization (EBITDA), earnings per share, safety and environmental performance and, for some employees, our production costs per ton. Some or all of these performance measures may be used for our other key employees, and the performance measures may differ for various groups or classifications of employees. By identifying meaningful performance measures and by assigning certain measures greater weight, we are able to more closely align compensation to the achievement of those business objectives over which particular employees have the greatest impact.

In order to inspire performance above the targets that we set and to acknowledge certain levels of performance below the targets that we set, annual cash incentive awards contain minimum, target and maximum levels for each performance measure. Payouts under the awards depend upon the achievement of our objectives. The table below shows the threshold and maximum performance levels for the executives named in this proxy statement for 2007. We may prorate payouts under the annual cash incentive awards for performance levels that fall within these ranges.

Performance Measure	Threshold	Maximum

EBITDA	25%	200%
Earnings per share	25%	200%
Safety	25%	200%
Environmental	80%	150%
Production costs per ton	25%	200%

We base our EBITDA, earnings per share and production costs per ton performance targets on the annual budget reviewed and approved by the board of directors. We base our safety and environmental performance targets on our prior performance history. The Personnel and Compensation Committee considers the performance targets approved by the board of directors to be challenging given conditions prevailing within the coal industry at the time and, with respect to the safety and environmental performance targets, given the strength of our performance in those areas in recent periods. Over the past five years, we have paid amounts to the executives named in this proxy statement under annual cash incentive awards above the target levels in only one year.

In early 2008, upon the recommendation of the Personnel and Compensation Committee, the board of directors approved payouts under the annual cash incentive awards at levels slightly below target based on our performance relative to the performance targets approved by the board of directors at the beginning of 2007. Payouts under annual cash incentive awards for 2007 and 2006 for the executives named in this proxy statement are shown in the table on page 22 of this proxy statement. The threshold, target and maximum annual cash incentives awarded to the executives named in this proxy statement in 2007 are shown in the table on page 24 of this proxy statement.

Restricted stock and restricted stock units — From time to time, we may grant restricted stock or restricted stock units to our executives. In the past, the board of directors has used restricted stock and restricted stock unit awards as a retention incentive. Restricted stock and restricted stock units can provide a significant retention incentive since they have real, current value that an executive may forfeit if his or her employment terminates before the awards vest. Additionally, restricted stock and restricted stock units help achieve the Personnel and Compensation Committee’s goal of compensating our executives for long-term stock price appreciation. In the past, the board of directors has used restricted stock units rather than restricted stock because the executives could elect to defer receipt of the common stock and the corresponding tax obligations upon vesting.

Restricted stock awards generally cliff vest at the end of a specified period or, in some cases, may vest ratably over a specified period of time, subject to the executive’s continued employment. Restricted stock unit awards generally vest over a three-year period, with one-third vesting on each anniversary of the grant date, subject to the executive’s continued employment. The Personnel and Compensation Committee has not considered the number of shares of our common stock held by an executive in recommending subsequent awards of restricted stock or restricted stock units.

Holders of unvested restricted stock receive dividends in the same amounts and on the same record dates established by our board of directors for payment of common stock dividends. We pay dividend equivalent amounts in cash to the executives based on the number of unvested restricted stock units held by the executives on the record dates established by our board of directors for payment of common stock dividends. Dividend equivalents are paid on unvested restricted stock units at the same rate as the cash dividends we pay on our outstanding common stock.

We did not award restricted stock or restricted stock units to any of the executives named in this proxy statement during 2007. Unvested restricted stock or restricted stock units awarded to the executives named in this proxy statement in prior years are shown in the table on page 25 of this proxy statement.

In February 2008, upon the recommendation of the Personnel and Compensation Committee, the board of directors approved one-time awards of restricted stock units to Messrs. Leer and Eaves. In keeping with the philosophy established by our Personnel and Compensation Committee, the board of directors intend for these awards, together with the one-time stock option awards discussed below, to provide a significant retention incentive for these key executives. As such, one-half of the restricted stock units vests at the end of three years and the other half vests at the end of four years, subject to each executive’s continued employment.

Performance units — From time to time, we may award performance units to key employees, including the executives named in this proxy statement, to motivate them to focus on our performance over a multi-year period. Performance units provide an opportunity for key employees to earn additional compensation upon the successful achievement of our objectives over a three-year performance period. Each performance unit represents the right to receive $1.00 per unit, which we may pay in cash, stock or a combination of cash and stock.

Payouts under the performance units generally depend upon the relationship of the compound annual growth rate of our EBITDA to that of a peer group and the percentage improvement in our safety and environmental performance. In the past, we have assigned greater weight to EBITDA performance and equal weight to our safety and environmental performance. In order to inspire performance above the targets we set, the performance units include target and maximum levels for each performance measure. In addition, in order to acknowledge certain levels of performance below the targets we set, the performance units include a threshold level for EBITDA. Payouts within these ranges depend upon our performance relative to the targets.

We base our EBITDA performance targets on the long-term forecast reviewed by the board of directors and on the recent growth in EBITDA for certain companies within our peer group. We base our safety and environmental performance targets on our prior performance history. The Personnel and Compensation Committee considers the performance targets approved by the board of directors to be challenging since higher payouts require us to outperform our peer group over an extended period of time.

In early 2008, upon the recommendation of the Personnel and Compensation Committee, the board of directors approved payouts under the performance units awarded in 2005 at levels slightly below target based on our safety and environmental performance over a three-year period relative to the performance targets approved by the board of directors at the beginning of 2005. Payouts for 2007 and 2006 under performance units awarded to the executives named in this proxy statement in prior years are shown in the table on page 22 of this proxy statement. We did not award performance units to any of the executives named in this proxy statement during 2007.

Stock options — From time to time, we may grant stock options to our executives. In the past, the board of directors has used stock options as a retention incentive. Stock options help achieve the Personnel and Compensation Committee’s goal of compensating our executives for long-term stock price appreciation. Stock options represent the opportunity to buy shares of our common stock at a fixed price at a future date. Under the terms of our stock incentive plan, the exercise price of stock options cannot be less than the fair market value of a share of our common stock on the date the options are granted. As such, stock options have value for our executives only if the price of our common stock increases after the date the options are granted.

In general, the board of directors approves stock option grants annually in connection with our annual performance assessment and evaluation process. Our policy is to issue stock options on the dates on which the awards are approved and to set the exercise prices of these stock option awards equal to the closing market price of our common stock on the dates on which the awards are approved. Our stock options vest over stated vesting periods measured from the date of grant. In general, options are not fully exercisable until three years after the date of grant and expire after ten years, except in certain limited circumstances.

Upon the recommendation of the Personnel and Compensation Committee, the board of directors approved stock option awards to our executives during 2007. The grant date fair values of the stock options awarded to the executives named in this proxy statement as a percentage of their base salaries ranged from 150% to 214%, with higher percentages attributable to those executives who are most likely to influence our long-term performance. Certain information about the stock options awarded to the executives named in this proxy statement in 2007 is shown in the table on page 24 of this proxy statement. Unvested stock options awarded to the executives named in this proxy statement in 2007 are shown in the table on page 25 of this proxy statement. We did not award stock options to any of the executives named in this proxy statement during 2006.

In February 2008, upon the recommendation of the Personnel and Compensation Committee, the board of directors approved one-time awards of stock options to Messrs. Leer and Eaves. In keeping with the philosophy established by our Personnel and Compensation Committee, the board of directors intend for these awards, together with the one-time restricted stock unit awards discussed above, to provide a significant retention incentive for these key executives. As such, one-half of the stock options vests at the end of three years and the other half vests at the end of four years, subject to each executive’s continued employment.

Performance-contingent phantom stock — In 2005, we awarded performance-contingent phantom stock to our executives. The board of directors used performance-contingent phantom stock in order to provide executives with an opportunity to receive additional compensation ranging from 15% to 40% of their targeted total compensation for exceptional long-term financial performance. Target payouts under the performance-contingent phantom stock awards are based on the extent to which each executive has the ability to impact our long-term financial performance. In order to align the interests of our executives with the long-term interests of our stockholders, payouts under the performance-contingent phantom stock awards depend upon the attainment of a sustained average closing price of our common stock and the achievement of a minimum EBITDA over the trailing 12-month period. The Personnel and Compensation Committee considers the objectives used for these awards to be challenging since higher payouts require long-term stock price appreciation to be attributable, in part, to our achievement of specified levels of EBITDA instead of appreciation in the broader equity market or coal industry generally.

Under these awards, our executives could earn one-half of the performance-contingent phantom stock awards if the average closing price of our common stock for a period of 20 consecutive trading days meets or exceeds $35.00, subject to the achievement of the EBITDA component of the award. The other one-half of the 2005 performance-contingent phantom stock awards could be earned if the average closing price of our common stock for a period of 20 consecutive trading days meets or exceeds $40.00, subject to the achievement of the EBITDA component of the award. Payouts under the performance-contingent phantom stock awards depend on the extent to which the compound annual growth rate of our EBITDA for the preceding 12 months, with a starting value equal to a target EBITDA established at the time the award was granted, falls within certain ranges.

Under these awards, one-half of any payout amount that an executive elects not to defer is paid in the form of cash and the other one-half is paid in shares of our common stock. We will pay the amount that an executive elects to defer in shares of our common stock.

In early 2007, our board of directors determined that the performance conditions associated with one-half of the 2005 performance-contingent phantom stock awards had been satisfied, and, as a result, we paid out that portion of the award. In addition, in early 2008, our board of directors determined that the performance conditions associated with the remainder of the 2005 performance-contingent phantom stock awards had been satisfied, and, as a result, we paid that portion of the award in 2008. We did not award any performance-contingent phantom stock to our executives during 2007 or 2006.

Perquisites and other benefits — We provide some of our executives with other benefits that are not tied to any formal performance objectives. In particular, we pay for the cost of the following items for certain of our executives:

•	financial and tax planning services;

•	annual dues associated with social and professional club memberships;

•	annual physical examinations; and

•	tax gross-up amounts attributable to such benefits.

In limited circumstances approved by our chief executive officer, our president or our chief financial officer, some of our executives are permitted to use our corporate aircraft for personal travel. On occasion, we pay for the cost of spousal travel to out-of-town board meetings. The perquisites paid to the executives named in this proxy statement in 2007 and 2006 are shown in the table on page 23 of this proxy statement.

Supplemental pension plan benefits — We sponsor a tax-qualified defined benefit pension plan covering all of our eligible employees, including our executives. The Internal Revenue Code limits the amount of qualified retirement benefits we may provide for certain employees. As a result, we sponsor a supplemental retirement plan that provides eligible employees, including the executives named in this proxy statement, with additional retirement benefits that would otherwise be available under our defined benefit pension plan but for the limitations contained in the Internal Revenue Code. For more information about our defined benefit pension plan and our supplemental retirement plan, including the accumulated benefits attributable to the executives named in this proxy statement, you should see “Pension Benefits” beginning on page 27 of this proxy statement.

Deferred compensation plan — We sponsor a tax-qualified defined contribution plan covering all of our eligible employees, including the executives named in this proxy statement. Under this plan, eligible employees may contribute up to 50% of their base salaries to the plan, subject to certain limitations contained in the Internal Revenue Code. We contribute one dollar for each dollar contributed by our employees, up to a maximum of 6% of employees’ base salaries. The Internal Revenue Code limits the amount certain of our employees may contribute to our defined contribution plan in any tax year. As a result, we sponsor a non-qualified deferred compensation plan that allows eligible employees, including the executives named in this proxy statement, to defer receipt of a portion of their base salaries and annual cash and long-term incentive awards not subject to these limits. The deferred compensation plan provides higher-paid employees with the full company matching contribution to which they would otherwise be entitled under our defined contribution plan but for the limitations contained in the Internal Revenue Code. For more information about our deferred compensation plan, including information about amounts attributable to the executives named in this proxy statement, you should see “Non-Qualified Deferred Compensation” beginning on page 28 of this proxy statement.

Employment agreements — In order to provide certain key employees, including the executives named in this proxy statement, with some financial security in the event their employment with us is terminated without cause or under certain circumstances following a change of control, we provide those employees with employment agreements. Those agreements provide for cash payments to the key employees in the event their employment with us is terminated under certain circumstances. The Personnel and Compensation Committee believes that the employment agreements we maintain with our key employees provide a meaningful mechanism by which to retain those individuals who are most capable of affecting our future performance. For more information about the employment agreements with the executives named in this proxy statement, you should see “Potential Payments Upon Termination of Employment or Change-in-Control” beginning on page 29 of this proxy statement.

Stock ownership guidelines — Our board of directors has adopted stock ownership guidelines that are intended to promote meaningful stock ownership by our executives. These guidelines specify a number of shares of our common stock, including unvested restricted stock, unvested restricted stock units, shares held through our defined contribution plan and hypothetical shares of our common stock held through the deferred compensation plan described above, that our executives must accumulate by January 1, 2009 or, if elected after January 1, 2004, within five years of becoming an executive. The specific share holding requirements are determined based on a multiple of base salary ranging from one to three times, with the higher multiples applicable to the executives having the highest levels of responsibility. As of December 31, 2007, each of the executives satisfied the stock ownership goal adopted by the board of directors.

Impact of Tax Considerations on Compensation

The Internal Revenue Code limits the amount of the tax deduction we are entitled to take for compensation paid to the executives named in this proxy statement for a particular year unless the compensation meets specific standards. We may deduct compensation in excess of $1 million if compensation is “performance-based” and is paid pursuant to a plan that meets certain requirements. In developing, implementing and administering our executive compensation program, our Personnel and Compensation Committee considers the impact of these limits and balances the desire to maximize the deductibility of compensation with the goal of attracting, motivating and retaining highly talented executives.

We generally seek to maximize the tax deductibility of all elements of compensation. However, in light of the need to maintain flexibility in administering our executive compensation program, the committee retains discretion to recommend that the board of directors approve compensation in excess of the limits, even if a portion of it may not be deductible.

Summary Compensation Table

The following table is a summary of compensation information for our chief executive officer, our chief financial officer and each of the other three most highly compensated executives for 2007 and 2006:

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)(1)	($)	($)(2)	($)(2)	($)(3)	($)(4)	($)(5)	($)

Steven F. Leer	2007	$800,000	—	$224,775	$468,983	$1,272,800	$198,008	$102,634	$3,067,200
Chairman and Chief Executive	2006	750,000	—	2,999,550	152,011	1,433,200	190,858	89,853	5,615,472
Officer
Robert J. Messey	2007	350,000	—	354,015	157,890	397,300	63,229	51,617	1,374,051
Senior Vice President and	2006	335,000	—	1,432,161	47,568	582,800	52,982	51,765	2,502,276
Chief Financial Officer
John W. Eaves	2007	500,000	—	611,786	303,797	690,400	68,185	125,440	2,299,608
President, Chief Operating	2006	450,000	—	2,197,614	49,929	811,200	83,273	78,971	3,670,987
Officer and Director
Robert G. Jones	2007	315,000	—	123,499	187,671	447,256	31,203	43,817	1,148,446
Vice President - Law, General	2006	300,000	—	479,244	40,555	680,798	49,364	38,997	1,588,958
Counsel and Secretary
Paul A. Lang	2007	350,000	—	222,661	217,627	205,740	49,422	37,274	1,082,724
Senior Vice President -	2006	350,000	—	482,820	16,666	348,051	62,377	30,693	1,290,607
Operations

(1)	Amounts shown include amounts that the executives named in this proxy statement elected to defer, on a discretionary basis, pursuant to our deferred compensation plan.

(2)	Amounts shown represent the compensation cost we recognized in our consolidated financial statements as a result of certain stock or stock option awards made during the year indicated and in prior years. We have determined the compensation cost in accordance with Statement of Financial Accounting Standards No. 123R, Share-Based Payment. The compensation cost is subject to certain estimates and assumptions described in Note 16 to our consolidated financial statements for the year ended December 31, 2007 and under the heading “Stock-Based Compensation” in the section entitled “Critical Accounting Policies” included in our Annual Report on Form 10-K for the year ended December 31, 2007. Amounts shown do not necessarily represent the actual amount of compensation received by the executives.

(3)	Amounts shown include the following payouts:

		Annual Cash	Performance Unit
Name	Year	Incentive Awards	Awards

Steven F. Leer	2007	$700,800	$572,000
	2006	523,200	910,000
Robert J. Messey	2007	153,300	244,000
	2006	155,800	427,000
John W. Eaves	2007	350,400	340,000
	2006	251,200	560,000
Robert G. Jones	2007	138,000	309,256
	2006	139,600	541,198
Paul A. Lang	2007	145,900	59,840
	2006	251,700	96,351

Amounts shown include amounts that the executives named in this proxy statement elected to defer, on a discretionary basis, pursuant to our deferred compensation plan.

(4)	Amounts shown represent the changes in the actuarial present value of the accumulated benefits for the executives named in this proxy statement under our defined benefit pension plans, including our supplemental retirement plan, computed in accordance with Statement of Financial Accounting Standards No. 87, Employer’s Accounting for Pensions. The present value of accumulated benefits is subject to certain actuarial assumptions described in Note 13 to our consolidated financial statements for the year ended December 31, 2007 and under the heading “Employee Benefit Plans” in the section entitled “Critical Accounting Policies” included in our Annual Report on Form 10-K for the year ended December 31, 2007.

(5)	Amounts shown include the following:

			Credits
		Matching	Under
		Contributions	Deferred		Financial	Club
		to Thrift	Compensation	Dividend	Planning	Membership	Tax
Name	Year	Plan	Plan	Equivalents	Services	Dues	Reimbursements	Other*	Total

Steven F. Leer	2007	$12,250	$33,431	$2,376	$9,016	$11,860	$15,399	$18,302	$102,634
	2006	11,513	31,895	9,687	9,150	7,620	13,057	6,931	89,853
Robert J. Messey	2007	13,500	6,851	1,052	9,368	8,020	12,826	—	51,617
	2006	13,200	6,294	6,441	8,600	7,620	8,382	1,228	51,765
John W. Eaves	2007	12,827	14,315	28,421	13,802	15,780	23,942	16,353	125,440
	2006	12,645	13,520	27,901	9,040	7,020	8,082	763	78,971
Robert G. Jones	2007	7,985	11,950	971	13,185	—	9,726	—	43,817
	2006	6,034	8,633	2,558	12,270	—	7,065	2,437	38,997
Paul A. Lang	2007	13,036	5,338	450	10,266	—	7,771	413	37,274
	2006	11,345	1,056	550	11,310	—	5,757	675	30,693

*	Other items shown in the table above include reimbursement of the costs of annual physical examinations for Messrs. Leer and Jones, reimbursement of spousal travel expenses incurred in connection with their attendance at an out-of-town board meeting in 2006 for Messrs. Leer, Messey, Eaves and Jones, personal use of corporate aircraft in 2007 for Messrs. Leer and Eaves and matching contributions to institutions of higher education in 2006 for Mr. Leer. We determined the aggregate incremental cost of financial planning services, club membership dues, annual physical examinations and spousal travel expenses by reference to our actual out-of-pocket costs for such benefits or a prorated portion of our actual out-of-pocket costs in the event such costs were not separately identifiable. We determined the aggregate incremental cost of the personal use of corporate aircraft by reference to a cost-per-flight-hour charge developed by a nationally-recognized and independent service. This flight-hour charge reflects the direct operating costs of the aircraft, including fuel, additives and lubricants, airport fees and assessments, as well as aircraft landing and parking, customs and permit fees, in-flight supplies and food, and flight planning and weather services. In addition, the flight-hour charge provides for periodic engine and auxiliary power unit overhauling, outside labor and maintenance parts for the airframe, engine and avionics, crew travel expenses and other miscellaneous costs.

Grants of Plan-Based Awards for the Year Ended December 31, 2007

The following table shows information relating to the grants of certain equity and non-equity awards made to the executives named in this proxy statement during 2007:

					All Other
					Option Awards:
					Number of		Grant Date
		Estimated Future Payouts Under			Shares of		Fair Value
		Non-Equity Incentive Plan Awards			Stock or	Exercise or Base	of Stock and
	Grant	Threshold	Target	Maximum	Units	Price of Option	Option
Name	Date	($)(1)	($)(1)	($)(1)	(#)(2)	Awards ($/Sh)	Awards(3)

Steven F. Leer	02/22/07	$266,000	$800,000	$1,540,000	—	$—	$—
	02/22/07	—	—	—	133,050	32.99	1,878,948
Robert J. Messey	02/22/07	58,188	175,000	336,875	—	—	—
	02/22/07	—	—	—	44,800	32.99	632,576
John W. Eaves	02/22/07	133,000	400,000	770,000	—	—	—
	02/22/07	—	—	—	86,200	32.99	1,217,144
Robert G. Jones	02/22/07	52,369	157,500	303,188	—	—	—
	02/22/07	—	—	—	53,250	32.99	751,890
Paul A. Lang	02/22/07	58,188	175,000	336,875	—	—	—
	02/22/07	—	—	—	61,750	32.99	871,910

(1)	Amounts represent the potential amounts payable to the executives named in this proxy statement under the annual cash incentive awards for 2007 assuming threshold, target and maximum levels of performance. Amounts paid to the executives named in this proxy statement under our annual cash incentive awards for 2007 have been included under the column entitled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table on page 22 of this proxy statement.

(2)	Amounts represent the number of stock options we granted to the executives named in this proxy statement during 2007. You should see the information under the heading “Elements of Our Compensation Program” in the section entitled “Compensation Discussion and Analysis” beginning on page 13 of this proxy statement for more information about our stock option awards.

(3)	Amounts represent the grant date fair value of stock options we awarded to the executives named in this proxy statement for 2007 determined in accordance with Statement of Financial Accounting Standards No. 123R, Share-Based Payment. The compensation cost is subject to certain estimates and assumptions described in Note 16 to our consolidated financial statements for the year ended December 31, 2007 and under the heading “Stock-Based Compensation” in the section entitled “Critical Accounting Policies” included in our Annual Report on Form 10-K for the year ended December 31, 2007.

Outstanding Equity Awards at December 31, 2007

The following table shows information relating to the equity awards previously made to the executives named in this proxy statement which remain outstanding at December 31, 2007.

	Option Awards							Stock Awards
													Equity
													Incentive
													Plan
													Awards:
					Equity						Equity		Market or
					Incentive						Incentive		Payout
					Plan			Number of			Plan Awards:		Value of
					Awards:			Shares or		Market	Number of		Unearned
	Number of		Number of		Number of			Units of		Value of	Unearned		Shares,
	Securities		Securities		Securities			Stock		Shares or	Shares, Units		Units or
	Underlying		Underlying		Underlying	Option		That		Units of	or Other		Other Rights
	Unexercised		Unexercised		Unexercised	Exercise	Option	Have Not		Stock That	Rights That		That Have
	Options (#)		Options (#)		Unearned	Price	Expiration	Vested		Have Not	Have Not		Not Vested
Name	Exercisable		Unexercisable		Options (#)	($)	Date	(#)		Vested ($)(1)	Vested (#)		($)(1)

Steven F. Leer	218,900	(2)	—		—	$9.08	02/28/12	—		$—	—		$—
	218,900	(3)	—		—	11.30	04/25/12	—		—	—		—
	—		133,050	(4)	—	32.99	02/22/17	—		—	—		—
	—		—		—	—	—	4,600	(5)	206,678	—		—
	—		—		—	—	—	4,200	(6)	188,706	—		—
	—		—		—	—	—	—		—	67,400	(7)	3,028,282
Robert J. Messey	17,124	(2)	—		—	9.08	02/28/12	—		—	—		—
	17,124	(3)	—		—	11.30	04/25/12	—		—	—		—
	—		44,800	(4)	—	32.99	02/22/17	—		—	—		—
	—		—		—	—	—	1,966	(5)	88,332	—		—
	—		—		—	—	—	1,932	(6)	86,805	—		—
	—		—		—	—	—	—		—	28,800	(7)	1,293,984
John W. Eaves	20,000	(8)	—		—	5.34	02/25/09	—		—	—		—
	18,200	(9)	—		—	10.98	02/22/11	—		—	—		—
	71,900	(2)	—		—	9.08	02/28/12	—		—	—		—
	71,900	(3)	—		—	11.30	04/25/12	—		—	—		—
	—		86,200	(4)	—	32.99	02/22/17	—		—	—		—
	—		—		—	—	—	100,000	(10)	4,493,000	—		—
	—		—		—	—	—	2,732	(5)	122,749	—		—
	—		—		—	—	—	2,532	(6)	113,763	—		—
	—		—		—	—	—	—		—	40,100	(7)	1,801,693
Robert G. Jones	9,500	(11)	—		—	4.25	02/24/10	—		—	—		—
	25,800	(9)	—		—	10.98	02/22/11	—		—	—		—
	58,400	(2)	—		—	9.08	02/28/12	—		—	—		—
	58,400	(3)	—		—	11.30	04/25/12	—		—	—		—
	—		53,250	(4)	—	32.99	02/22/17	—		—	—		—
	—		—		—	—	—	1,866	(5)	83,839	—		—
	—		—		—	—	—	1,732	(6)	77,819	—		—
	—		—		—	—	—	—		—	8,200	(7)	368,426
Paul A. Lang	6,000	(3)	—		—	11.30	04/25/12	—		—	—		—
	—		61,750	(4)	—	32.99	02/22/17	—		—	—		—
	—		—		—	—	—	1,666	(6)	74,853	—		—
	—		—		—	—	—	20,000	(12)	898,600	—		—
	—		—		—	—	—	—		—	7,400	(7)	332,482

(1)	Calculated using the closing price for our common stock as reported on the New York Stock Exchange on December 31, 2007.

(2)	Stock options vested at the rate of 25% per year, with vesting dates of February 28, 2003, February 28, 2004, February 28, 2005 and February 28, 2006.

(3)	Stock options vested at the rate of 25% per year, with vesting dates of April 25, 2003, April 25, 2004, April 25, 2005 and April 25, 2006.

(4)	Stock options vest at the rate of 33 1/3% per year, with vesting dates of February 22, 2008, February 22, 2009 and February 22, 2010.

(5)	Restricted stock units vest at the rate of 33 1/3% per year, with vesting dates of February 24, 2006, February 24, 2007 and February 24, 2008.

(6)	Restricted stock units vest at the rate of 33 1/3% per year, with vesting dates of February 23, 2007, February 23, 2008 and February 23, 2009.

(7)	Performance-contingent phantom stock units vest upon the attainment of a sustained average closing price of our common stock and the achievement of a minimum EBITDA over the trailing 12-month period.

(8)	One-sixth of the stock options vested on each of February 25, 2000 and February 25, 2003, and one-third of the stock options vested on each of February 25, 2001 and February 25, 2002.

(9)	Stock options vested at the rate of 33 1/3% per year, with vesting dates of February 22, 2002, February 22, 2003 and February 22, 2004.

(10)	Restricted stock units vest on January 31, 2008.

(11)	Stock options vested at the rate of 33 1/3% per year, with vesting dates of February 24, 2001, February 24, 2002 and February 24, 2003.

(12)	Restricted stock vests on February 24, 2009.

Option Exercises and Stock Vested for the Year Ended December 31, 2007

The following table shows information relating to the exercise or vesting of certain equity awards previously made to the executives named in this proxy statement during 2007.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized
Name	Exercise (#)	Exercise ($)(1)	Vesting (#)(2)	on Vesting ($)(3)

Steven F. Leer	333,400	$9,719,122	124,930	$4,359,392
Robert J. Messey	—	—	54,622	1,899,409
John W. Eaves	53,000	1,416,041	74,858	2,608,862
Robert G. Jones	4,800	129,516	18,928	644,821
Paul A. Lang	—	—	10,634	388,156

(1)	Amounts shown represent the value realized upon exercise of outstanding stock options calculated by multiplying the number of shares acquired upon exercise by the difference between the option exercise price and the fair market value of our common stock on the date of exercise.

(2)	Amounts shown represent the portion of outstanding restricted stock units and performance-contingent phantom stock awards that vested during 2007, including shares that the executive elected to defer, on a discretionary basis, under our deferred compensation plan as follows: 124,930 shares for Mr. Leer, 16,322 shares for Mr. Messey, 27,564 shares for Mr. Eaves and 4,173 shares for Mr. Jones.

(3)	Amounts shown represent the value realized upon vesting of restricted stock units or performance-contingent phantom stock awards calculated by multiplying the number of shares or units that vested during 2007 by the fair market value of our common stock on the date of vesting.

Pension Benefits

Defined Benefit Pension Plan.  We sponsor a defined benefit pension plan covering all of our eligible employees, including our executives. Employees become eligible to participate in the plan after working 1,000 hours. We credit each participant in the plan with a cash balance account. Participants become vested in their cash balance accounts after serving three years with us. Upon retirement or upon termination of employment following three years of service with us, participants or their beneficiaries may elect to receive benefits in a lump sum, in installments over a period of time or at a later date. Under the terms of the plan, normal retirement occurs on the first day of the month following the date a participant turns 65.

We credit each participant’s cash balance account with a monthly interest amount based on the U.S. Treasury rate, subject to a minimum rate of 4.25% and a maximum rate of 10%. In addition, we may provide transition credits to employees who participated in certain predecessor plans for a period up to the number of years of credited service with the predecessor plan, subject to certain maximum amounts depending upon the particular plan. The transition contribution rates range from 1% to 4% of compensation, depending upon the participant’s age at the end of the year. Annually, we also credit each participant’s cash balance account with an amount, reflected as a percentage of compensation, based on the participant’s age at the end of the year. For purposes of determining the contribution amount, compensation includes salary, regular wages, overtime pay, earned vacation pay, short-term incentive compensation payments and amounts contributed by the participant to a qualified profit-sharing or cafeteria plan maintained by us, subject to certain limits imposed under the Internal Revenue Code. The following table shows the percentages of compensation we contribute to each participant’s account, based on the participant’s age at the end of the year:

Contribution Rate
Age at End of Year	(% of Compensation)

Less than 30	3%
30-39	4%
40-44	5%
45-49	6%
50-54	7%
55 and over	8%

Supplemental Retirement Plan.  We sponsor a supplemental retirement plan covering all of our eligible employees, including our executives, whose retirement benefits under our defined benefit pension plan are limited by the Internal Revenue Code. Under our supplemental retirement plan, each eligible employee is entitled to receive a lump sum amount equal to the difference between the amount that would have been paid under our defined benefit pension plan but for the limitations contained in the Internal Revenue Code and the actual amount that the employee is entitled to receive under our defined benefit pension plan after taking into account the limitations imposed by the Internal Revenue Code. Subject to the limitations contained in the Internal Revenue Code, benefits under the supplemental retirement plan commence on the same date an eligible employee is entitled to begin receiving benefits under the defined benefit pension plan.

The following table shows information relating to the accumulated benefits to which the executives named in this proxy statement are entitled under our defined benefit pension plans at December 31, 2007:

		Number of Years	Present Value of	Payments During
		Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)(1)	($)(2)	($)

Steven F. Leer	Arch Coal, Inc. Retirement Account Plan	27	$432,457	$—
	Arch Coal, Inc. Supplemental Retirement Plan	27	1,314,684	—
Robert J. Messey	Arch Coal, Inc. Retirement Account Plan	7	152,076	—
	Arch Coal, Inc. Supplemental Retirement Plan	7	162,472	—
John W. Eaves	Arch Coal, Inc. Retirement Account Plan	26	281,956	—
	Arch Coal, Inc. Supplemental Retirement Plan	26	332,144	—
Robert G. Jones	Arch Coal, Inc. Retirement Account Plan	17	227,822	—
	Arch Coal, Inc. Supplemental Retirement Plan	17	131,272	—
Paul A. Lang	Arch Coal, Inc. Retirement Account Plan	24	237,108	—
	Arch Coal, Inc. Supplemental Retirement Plan	24	96,647	—

(1)	Under our defined benefit pension plans, certain executives named in this proxy statement have been credited with additional years of service attributable to employment with one or more predecessor entities as follows: Mr. Leer — 16 years, Mr. Eaves — 15 years, Mr. Jones — 6 years and Mr. Lang — 14 years. In addition to an annual credit to our defined benefit pension plans, each of the executives receives a transition credit ranging from 1% to 4% of his compensation as a result of the additional years of service.

(2)	Amounts shown for each named executive represent the actuarial present value of the named executive’s accumulated benefit under our defined benefit pension plans as of December 31, 2007, computed in accordance with Statement of Financial Accounting Standards No. 87, Employer’s Accounting for Pensions. The present value of accumulated benefits is subject to certain actuarial assumptions described in Note 14 to our consolidated financial statements for the year ended December 31, 2007 and under the heading “Employee Benefit Plans” in the section entitled “Critical Accounting Policies” included in our Annual Report on Form 10-K for the year ended December 31, 2007.

Non-Qualified Deferred Compensation

We maintain a deferred compensation plan that allows an eligible employee to defer receipt of his or her base salary and/or annual incentive payment until the date or dates elected by the participant. The amounts deferred are invested in cash accounts that mirror the gains and/or losses of a number of different investment funds, including a hypothetical investment in shares of our common stock. The deferred compensation plan offers participants a wide-range of publicly-available investment funds, including international, U.S. equity, bond and money market funds. These investment funds are substantively similar to the investment alternatives offered to participants of our defined contribution plan. The plan does not offer any above-market rates of return to our executives.

Participants in the plan may defer up to 85% of their base salaries and up to 100% of their annual incentive awards. The plan also allows participants to defer receipt of up to 100% of the shares issuable under any restricted stock units or performance-contingent phantom stock awards granted to executives under our long-term incentive program. Participants are always vested in their deferrals to the plan and any related earnings. We contribute one dollar for each dollar of base salary deferred by participants in the plan, up to a maximum of 6% of the participant’s base salaries. We have established a grantor trust to fund our obligations under the deferred compensation plan. The trust has purchased corporate-owned life insurance to offset these obligations. Participants have an unsecured contractual commitment by us to pay the amounts due under the deferred compensation plan.

Under the plan, we credit each participant’s account with the number of units equal to the number of shares or units that the participant could purchase or receive with the amount of compensation deferred under the plan on the date we credit the participant’s account, based upon the fair market value of the underlying investment on that date. We will pay the amount of compensation deferred under the plan to the participant (or to his or her designated beneficiary in the event of death) in annual installments or in a lump sum, at the participant’s election, following the participant’s termination of employment or on the date or dates specified by the participant in his or her payment election. The amount we pay will be based on the number of units credited to each participant’s account, valued on the basis of the fair market value of an equivalent number of shares or units of the underlying investment on the date payment occurs. We may also pay a participant the amount of compensation deferred under the plan prior to the date the participant initially elected to receive payment if we determine that the employee has a demonstrated financial hardship.

The following table shows information relating to the activity in the deferred compensation plan accounts for the executives named in this proxy statement during 2007:

	Executive	Registrant
	Contributions in	Contributions in	Aggregate Earnings	Aggregate	Aggregate Balance
	Last Fiscal Year	Last Fiscal Year	in Last Fiscal Year	Withdrawals/	at Last Fiscal Year
Name	($)	($)(1)	($)	Distributions ($)	End ($)(2)

Steven F. Leer	$4,584,679	$33,431	$4,541,850	$—	$17,528,169
Robert J. Messey	499,360	6,851	689,626	—	2,230,796
John W. Eaves	1,010,562	14,315	1,081,311	—	4,386,626
Robert G. Jones	171,660	11,950	349,006	—	1,473,908
Paul A. Lang	61,265	5,338	15,501	—	268,502

(1)	Amounts shown represent credits we made under our deferred compensation plan to the named executive’s account that are intended to provide the named executive with the full company matching contributions to which they would otherwise be entitled under our defined contribution plan but for certain limitations contained in the Internal Revenue Code. We have included these amounts in the column entitled “All Other Compensation” contained in the Summary Compensation Table on page 22.

(2)	Amounts shown include the following that we have reported as compensation for 2006 in the Summary Compensation Table on page 22: Mr. Leer — $31,895; Mr. Messey — $6,294; Mr. Eaves — $13,520; Mr. Jones — $8,633 and Mr. Lang — $1,056.

Potential Payments Upon Termination of Employment or Change-in-Control

We maintain certain agreements or arrangements with each of the executives named in this proxy statement that provide for the payment or acceleration of certain benefits in the event that such executive’s employment is terminated without cause or following a change-in-control. In addition to the benefits described below, the executives named in this proxy statement would also be entitled to receive certain benefits under our defined benefit pension plan, supplemental retirement plan and deferred compensation plan. You should see the section entitled “Pension Benefits” beginning on page 27 of this proxy statement for more information on the benefits accumulated under our defined benefit pension plan and our supplemental retirement plan that are attributable to each of the executives named in this proxy statement and the section entitled “Non-Qualified Deferred Compensation” beginning on page 28 of this proxy statement for more information on the aggregate balance maintained under our deferred compensation plan by each of the executives named in this proxy statement.

Potential Payments Upon Termination of Employment

We maintain employment agreements with each of our executives, including the executives named in this proxy statement, and certain other key employees. Each of the employment agreements has a term of one year that is automatically extended for successive one-year periods unless either party terminates the agreement upon at least one year notice prior to the end of any one-year term. Under the employment agreements and certain other arrangements we have with the executives named in this proxy statement, we may be required to provide compensation in the event of a termination of employment or a change in control of the company. As a condition to each executive’s entitlement to receive payments under the employment agreements, the executive is required to execute a waiver of claims against us and to abide by certain non-disclosure, non-competition and non-solicitation requirements. These restrictions prohibit executives from engaging in any business that competes with any of our business operations for a period of six months following the date of termination and from soliciting for employment, hiring or retaining any of our employees for a period of one year following the date of termination.

Voluntary termination and termination for cause — Each of the executives named in this proxy statement may terminate his or her employment at any time. In addition, we may terminate the employment of the executives named in this proxy statement for cause at any time. Under the terms of the employment agreements with the executives named in this proxy statement, a termination is for cause if it is for any of the following reasons:

•	a willful and continual failure to perform his or her duties;

•	gross misconduct that is materially and demonstrably detrimental to us; or

•	the commission of a felony.

If we terminate an executive’s employment for cause or if an executive terminates his or her employment for any reason prior to a change of control or for other than good reason following a change of control, then we will pay the executive an amount equal to the executive’s accrued and unpaid base salary and unused vacation time. If we terminate an executive’s employment for cause or if the executive terminates his or her employment for any reason without our consent, then all of the unexpired, unvested restricted stock, restricted stock units, performance units, stock options, performance-contingent phantom stock or other awards granted to the executive under our stock incentive plan that remain outstanding on the date of termination shall automatically be forfeited. If we terminated each of the executives named in this proxy statement for cause or if each of the executives named in this proxy statement terminated his employment on December 31, 2007, then the executives would not have been entitled to receive any amounts from us.

Termination without cause prior to a change of control — Each of the executives named in this proxy statement may be entitled to certain benefits if we terminate the executive’s employment for reasons other than cause. If we terminate an executive without cause prior to a change of control, then under the terms of the employment agreement we will pay the executive a lump sum cash amount equal to the following:

•	one times (two times for Mr. Leer) the executive’s annual base salary;

•	12 times (18 times for Mr. Leer) the effective monthly COBRA rate;

•	12 times (24 times for Mr. Leer) the applicable monthly life insurance premium rate;

•	a pro-rata portion of any amounts to which the executive would be entitled under our annual cash incentive awards or our long-term cash and equity-based incentive awards;

•	one times the higher of the executive’s annual cash incentive award for the most recent year or the average annual cash incentive award for the three preceding years;

•	the matching contribution under our defined contribution plan and executive deferred compensation plan and the annual cash balance credit amounts under our defined benefit plans as if the executive continued to participate in those plans for a period of 12 months (24 months for Mr. Leer) and the amount of any related income taxes; and

•	the value of any unused vacation time.

In addition, if we terminate an executive for reasons other than for cause prior to a change of control, all unexpired stock options held by the executive on the date of termination will immediately vest and become exercisable by the executive in accordance with the terms of our stock incentive plan and related stock option award agreements. Also, we have agreed to reimburse the executives named in this proxy statement for the cost of financial counseling services (up to a maximum of $5,000) for a period of 12 months (24 months for Mr. Leer), the cost of reasonable outplacement services for a period of 12 months (24 months for Mr. Leer) and the amount of any excise taxes imposed on the executive under the Internal Revenue Code.

The following table shows the amounts each of the executives named in this proxy statement would receive if we terminated his employment for reasons other than for cause prior to a change of control on December 31, 2007:

	Steven F. Leer	Robert J. Messey	John W. Eaves	Robert G. Jones	Paul A. Lang

Cash payments:
Cash severance	$2,400,000	$525,000	$900,000	$472,500	$525,000
Healthcare coverage	23,750	10,245	15,833	15,833	15,833
Life insurance premiums	7,872	1,722	2,460	1,550	1,722
Incentive awards(1)	2,015,000	703,333	1,125,000	810,670	443,133
Retirement benefits	1,160,030	160,525	331,220	147,564	186,984
Financial counseling and outplacement services	30,000	20,000	20,000	20,000	20,000
Accrued salary and accrued vacation	—	—	—	—	—
Excise tax and gross up	—	—	—	—	—
Acceleration of equity awards:
Restricted stock units	—	—	—	—	—
Stock options	1,588,617	534,912	1,029,228	635,805	737,295
Performance-contingent phantom stock	—	—	—	—	—

Total	$7,225,269	$1,955,737	$3,423,741	$2,103,922	$1,929,967

(1)	For purposes of estimating the amounts payable by us under our annual cash incentive awards or our long-term cash and equity-based incentive awards, we have assumed that we achieved target levels of performance under those awards.

Termination in connection with a change of control — Each of the executives named in this proxy statement may be entitled to certain benefits if we terminate the executive’s employment for reasons other than cause following a change of control or if the executive terminates his or her employment for good reason during the two years following a change of control. Under the terms of the employment agreements with the executives named in this proxy statement, a termination is for good reason if it is for any of the following reasons:

•	a material diminution in position, title, duties, responsibilities or authority;

•	a reduction in base salary or a failure to increase base salary by a percentage that is similar to the average percentage increase in base salary for other officers;

•	(i) the discontinuation of an incentive, retirement, stock ownership or health and welfare plan, (ii) the adoption of changes to those plans that would adversely affect participation or materially reduce benefits or (iii) the reduction of incentive compensation levels;

•	the relocation of our executive offices outside the St. Louis metropolitan area or the failure to pay relocation expenses, including the amount of any loss on the sale of a personal residence;

•	a material breach of the employment agreement; or

•	a failure to require a successor to assume the employment agreement.

Under the terms of the employment agreements with the executives named in this proxy statement, a change of control means any of the following:

•	a consolidation, merger or similar transaction in which we do not survive or in which shares of our common stock are converted into cash, securities or other property, other than a merger in which the holders of our common stock immediately prior to the merger maintain substantially the same proportionate ownership of the common stock of the surviving entity immediately after the merger;

•	the sale, lease, exchange or other transfer of all or substantially all of our assets;

•	the approval by our stockholders of a plan of liquidation or dissolution; or

•	the failure of our directors to constitute a majority of our board of directors at any time during any two consecutive years.

If we terminate an executive for reasons other than for cause following a change of control or if the executive terminates his or her employment for good reason during the two years following a change of control, then under the terms of the employment agreement we will pay the executive a lump sum cash amount equal to the following:

•	two times (three times for Mr. Leer) the executive’s highest annual base salary during the preceding three years;

•	18 times the effective monthly COBRA rate;

•	24 times (36 times for Mr. Leer) the applicable monthly life insurance premium rate;

•	the full amount of any long-term cash awards and a pro-rata portion of any amounts to which the executive would be entitled under our annual cash incentive awards;

•	two times (three times for Mr. Leer) the higher of the executive’s annual cash incentive award for the most recent year or the average annual cash incentive award for the three years preceding the date of termination;

•	the matching contribution under our defined contribution plan and nonqualified executive deferred compensation plan and the annual credit amounts under our defined benefit plans as if the executive continued to participate in those plans for a period of 24 months (36 months for Mr. Leer) and the amount of any related income taxes; and

•	the value of any unused vacation time.

In addition to the foregoing, if we terminate an executive for reasons other than for cause following a change of control, all unexpired stock options held by the executive on the date of termination will immediately vest and become exercisable by the executive in accordance with the terms of our stock incentive plan and related equity award agreements. Also, we have agreed to reimburse the executives named in this proxy statement for the cost of financial counseling services (up to a maximum of $5,000) for a period of 24 months (36 months for Mr. Leer), the cost of reasonable outplacement services for a period of 24 months (36 months for Mr. Leer) and the amount of any excise taxes imposed on the executive under the Internal Revenue Code.

The following table shows the amounts each of the executives named in this proxy statement would receive if we terminated their employment on December 31, 2007 for reasons other than for cause following a change of control or if each of the executives named in this proxy statement terminated his or her employment on December 31, 2007 for good reason following a change of control:

	Steven F. Leer	Robert J. Messey	John W. Eaves	Robert G. Jones	Paul A. Lang

Cash payments:
Cash severance	$4,800,000	$1,050,000	$1,800,000	$945,000	$1,120,667
Healthcare coverage	23,750	15,368	23,750	23,750	23,750
Life insurance premiums	11,808	6,888	9,840	6,199	6,888
Incentive awards(1)	800,000	175,000	400,000	157,500	175,000
Retirement benefits	1,671,512	293,929	544,714	273,615	342,113
Financial counseling and outplacement services	30,000	20,000	20,000	20,000	20,000
Accrued salary and accrued vacation	—	—	—	—	—
Excise tax and gross up(2)	—	—	—	—	162,512
Acceleration of equity awards:
Restricted stock units	—	—	—	—	—
Stock options	1,588,617	534,912	1,029,228	635,805	737,295
Performance-contingent phantom stock	—	—	—	—	—

Total	$8,925,687	$2,096,097	$3,827,532	$2,061,869	$2,588,225

(1)	For purposes of estimating the amounts payable by us under our annual cash incentive awards, we have assumed that we achieved target levels of performance under those awards. Payouts under performance units would be triggered upon a change of control and, accordingly, we have not included those payouts in the table above. Instead, payouts under performance units have been included in the table below under the heading “Potential Payments Upon Change-in-Control.”

(2)	We have assumed that the effective federal income tax rate is 35% and that the effective state income tax rate is 6%.

Retirement, death and disability — In the event an executive’s employment is terminated as a result of his or her retirement, death or disability, then we will pay the executive an amount equal to the executive’s accrued and unpaid base salary, unused vacation time and all other amounts, including payouts under our annual cash incentive awards, that the executive has earned but which have not yet been paid. If an executive’s employment is terminated as a result of his or her retirement, death or disability, then all of the vested stock options that remain outstanding will remain exercisable for a period of one year from the date of termination and any restricted stock, restricted stock units, performance units, unvested stock options, performance-contingent phantom stock or other awards granted to the executive under our stock incentive plan that remain outstanding on the date of termination, other than the restricted stock units awarded to our executives in 2004 and the restricted stock awarded to Mr. Eaves in 2002, will immediately be forfeited.

The following table shows the amounts each of the executives named in this proxy statement would receive if the employment of the executive terminated on December 31, 2007 as a result of his retirement, death or disability:

	Steven F. Leer	Robert J. Messey	John W. Eaves	Robert G. Jones	Paul A. Lang

Cash payments:
Cash severance	$—	$—	$—	$—	$—
Healthcare coverage	—	—	—	—	—
Life insurance premiums	—	—	—	—	—
Incentive awards(1)	800,000	175,000	400,000	157,500	175,000
Retirement benefits	—	—	—	—	—
Financial counseling and outplacement services	—	—	—	—	—
Accrued salary and accrued vacation	—	—	—	—	—
Excise tax and gross up	—	—	—	—	—
Acceleration of equity awards:
Restricted stock units(2)	—	—	4,493,000	—	—
Stock options	—	—	—	—	—
Performance-contingent phantom stock	—	—	—	—	—

Total	$800,000	$175,000	$4,893,000	$157,500	$175,000

(1)	For purposes of estimating the amounts payable by us under our annual cash incentive awards, we have assumed that we achieved target levels of performance under those awards.

(2)	For purposes of estimating the amounts payable under our restricted stock unit award agreements, we have calculated the value of accelerated vesting of restricted stock units by multiplying the number of shares underlying unvested restricted stock units outstanding at December 31, 2007 by the closing price of our common stock on December 31, 2007.

Potential Payments Upon Change-in-Control.

Under the terms of our stock incentive plan and the agreements governing the various awards outstanding at December 31, 2007, the executives named in this proxy statement would be entitled to certain benefits in the event a change in control occurs. Under the terms of our stock incentive plan, all outstanding stock options will become fully exercisable and will remain exercisable for the original term of the options, all outstanding restricted stock and restricted stock units will become fully vested and be distributed to the executive and all of the performance units and performance-contingent phantom stock will be paid out in the event a change of control occurs.

Under the terms of the stock incentive plan, a change in control means any change in control that would be required to be reported as such with the Securities and Exchange Commission, including without limitation any of the following:

•	a consolidation or merger in which we do not survive or in which shares of our common stock are converted to cash, securities or other property, other than a merger in which the holders of our common stock immediately prior to the merger maintain more than 50% of the ownership of common stock of the surviving corporation immediately after the merger;

•	the sale, lease, exchange or other transfer of all or substantially all of our assets;

•	the adoption by our board of directors of a plan of liquidation or dissolution; or

•	the acquisition by any person of more than 20% of our outstanding common stock.

The following table shows the amounts each of the executives named in this proxy statement would receive if we had undergone a change of control on December 31, 2007.

	Steven F. Leer	Robert J. Messey	John W. Eaves	Robert G. Jones	Paul A. Lang

Cash payments:
Cash severance	$—	$—	$—	$—	$—
Healthcare coverage	—	—	—	—	—
Life insurance premiums	—	—	—	—	—
Incentive awards(1)	2,930,000	1,280,000	1,750,000	1,572,940	729,600
Retirement benefits	—	—	—	—	—
Financial counseling and outplacement services	—	—	—	—	—
Accrued salary and accrued vacation	—	—	—	—	—
Excise tax and gross up	—	—	—	—	—
Acceleration of equity awards:
Restricted stock units(2)	395,384	175,137	236,512	161,658	74,853
Stock options	—	—	—	—	—
Performance-contingent phantom stock(2)	4,030,221	1,720,819	2,394,769	489,737	440,314

Total	$7,355,605	$3,175,956	$4,381,281	$2,224,335	$1,244,767

(1)	For purposes of estimating the amounts payable by us under performance unit awards, we have assumed that we achieved maximum levels of performance under those awards.

(2)	For purposes of estimating the amounts payable under the stock incentive plan in the event of a change of control, we have calculated the value of accelerated vesting of (i) restricted stock units by multiplying the number of shares underlying unvested restricted stock units outstanding at December 31, 2007 by the closing price of our common stock on December 31, 2007 and (ii) performance-contingent phantom stock by multiplying the maximum number of shares issuable under the awards outstanding at December 31, 2007 by the closing price of our common stock on December 31, 2007.

Director Compensation for the Year Ended December 31, 2007

Our director compensation program is designed to compensate our non-employee directors, through a simple and understandable structure, for the amount of work required for a company of our size and scope and to align the interests of our non-employee directors with the long-term interests of our stockholders. Directors who are employees do not receive separate retainers or attendance fees for their service as directors.

The following table sets forth compensation paid to each non-employee director during 2007.

	Fees Earned	All Other
	or Paid	Compensation
Name	in Cash(1)	($)(2)	Total ($)

James R. Boyd	$130,000	$6,000	$136,000
Frank M. Burke	136,250	6,000	142,250
Patricia F. Godley	105,000	—	105,000
Douglas H. Hunt	96,250	6,000	102,250
Brian J. Jennings	103,750	—	103,750
Thomas A. Lockhart	103,750	2,870	106,620
A. Michael Perry	105,000	—	105,000
Robert G. Potter	106,250	—	106,250
Theodore D. Sands	101,250	6,000	107,250
Wesley M. Taylor	96,250	—	96,250

(1)	Amounts shown include amounts that the directors elected to defer, on a discretionary basis, pursuant to our deferred compensation plan for non-employee directors described below.

(2)	Amounts shown represent contributions under our director matching gift program.

The Nominating and Corporate Governance Committee periodically reviews the compensation structure and amounts for our non-employee directors. Our human resources department supports the committee by researching the structures and amounts of compensation programs sponsored by other similarly-sized public companies and compiling the results of that research for the committee. From time to time, the committee may engage a compensation consultant to provide survey or proxy data on the structure and amount of director compensation for other companies.

At the end of 2007, our Nominating and Corporate Governance Committee engaged a compensation consultant to assess the competitiveness of our non-employee director compensation program. In performing its assessment, the compensation consultant reviewed each element of our director compensation program, including the annual retainer, meeting fees, chairperson fees, equity grants and total compensation, and compared those elements with comparable elements for the S&P Midcap 400 Index and a peer group consisting of several similarly-sized public companies, including several coal companies. The compensation consultant also considered several published director compensation surveys.

Based on the information provided by the compensation consultant, the committee determined that total compensation for our non-employee directors was significantly lower than the average total compensation for the peer group with which we compete for director talent. In approving changes to the director compensation program, the committee considered the form in which to pay director compensation. In doing so, the committee sought to balance the need to align the interests of our directors with the long-term interests of our stockholders against the income tax, accounting and cash flow consequences of various payment alternatives. As a result of the assessment performed by the compensation consultant, our board of directors, upon the recommendation of our Nominating and Corporate Governance Committee, decided to increase director compensation, to eliminate meeting attendance fees and to make certain other changes to the director compensation program.

The following table compares the components of our director compensation programs for 2007 and 2008:

Compensation Component	2007	2008

Annual retainer, paid quarterly	$75,000	$120,000(1)
Additional annual retainer for lead director	$15,000	$15,000
Additional annual retainer for committee chairpersons	$30,000 for Audit Committee and $5,000 for all other committees	$30,000 for Audit Committee, $15,000 for Personnel and Compensation Committee and $10,000 for all other committees
Additional committee retainer	N/A	$15,000 for Audit Committee and $10,000 for all other committees
Board and committee attendance fee	$1,250 for each meeting	N/A
New director fee	$30,000	$60,000(2)

(1)	In lieu of equity awards, non-employee directors will be required to defer 50% of the annual retainer into a hypothetical investment in our common stock pursuant to our deferred compensation plan for non-employee directors described below. This policy is intended to align the interests of our directors with the long-term interests of our stockholders by tying a portion of the annual retainer to the performance of our common stock.

(2)	Non-employee directors must defer 100% of the new director fee into a hypothetical investment in our common stock pursuant to our deferred compensation plan for non-employee directors described below. This policy is intended to quickly align the interests of new directors with the long-term interests of our stockholders by tying a portion of the director’s wealth to the performance of our common stock.

Deferred Compensation Plan.  Our board of directors has adopted a deferred compensation plan for non-employee directors. Under the plan, non-employee directors may choose to defer receipt of any or all of the compensation paid to them in a cash account that mirrors the gains and/or losses of a number of different investment funds, one of which is a hypothetical investment in shares of our common stock. Beginning in 2008, non-employee directors will be required to defer 50% of the annual retainer and 100% of the new director fee into a hypothetical investment in our common stock in order to more closely align the interests of our directors with the long-term interests of our stockholders. We credit each non-employee director’s account with the number of units equal to the number of shares or units that the non-employee director could purchase or receive with the amount of compensation deferred under the plan on the date we credit the non-employee director’s account, based upon the fair market value of the underlying investment on that date.

When a director terminates his or her service as a director, we will pay the amount of compensation deferred under the plan to the director (or to his or her designated beneficiary in the event of death) in annual installments or in a lump sum, at the director’s election. The amount we pay will be based on the number of units credited to each director’s account, valued on the basis of the fair market value of an equivalent number of shares or units of the underlying investment on the date payment occurs. We may also pay a director the amount of compensation deferred under the plan prior to the termination of a director’s service as a director if the board determines that the director has a demonstrated financial hardship.

Other Compensation Arrangements.  In addition to the compensation elements described above, we sponsor a director matching gift program. Under our matching gift program, we donate $2.00 for each dollar contributed by a director to accredited institutions of higher education up to a maximum of $6,000 each year. We have included the matching gifts paid on behalf of each of our non-employee directors for 2007 in the table on page 37 of this proxy statement. We have included the matching gifts paid on behalf of Mr. Leer in the table on page 23 of this proxy statement. During 2007, we did not pay any matching gifts on behalf of Mr. Eaves. We reimburse each director for their travel expenses incurred in connection with attendance at board and committee meetings and other matters related to service on our board and for the costs of attending continuing education seminars. We also pay the premiums for directors’ liability insurance and travel accident insurance for each director. These amounts are not included in the table above since they are deemed to be business-related payments and not perquisites. We do not maintain a directors’ retirement plan, and non-employee directors do not participate in our health, welfare or benefit plans.

Stock Ownership Guidelines.  In order to more closely align the interests of our non-employee directors with the long-term interests of our stockholders and in lieu of granting equity awards to our directors, our board of directors has adopted stock ownership guidelines for non-employee directors. The guidelines establish a goal for each of our non-employee directors to own a number of shares of our common stock equal in value to five times the portion of the annual retainer that the directors are not required to defer, or $300,000. Each non-employee director is expected to satisfy this goal by April 27, 2011 or, if elected after April 27, 2006, within five years of becoming a director. As of December 31, 2007, each of the non-employee directors who has been on our board of directors for at least five years satisfied the stock ownership goal adopted by the board of directors. You should see the table under the heading “Security Ownership of Directors and Executive Officers” beginning on page 42 of this proxy statement for more information about the beneficial ownership of our common stock by our non-employee directors.

PERSONNEL AND COMPENSATION COMMITTEE REPORT

The Personnel and Compensation Committee is comprised entirely of independent directors and has the responsibility for reviewing and recommending changes in our executive compensation policies and programs to the board of directors. The committee also reviews and makes recommendations for all compensation payments to our chief executive officer and other executives, which are approved by the board of directors as a whole.

The Personnel and Compensation Committee has reviewed and met with management to discuss the disclosures contained in the section entitled “Compensation Discussion and Analysis” beginning on page 13 of this proxy statement. Based on that review and discussions with management, the Personnel and Compensation Committee recommended to the board of directors, and the board of directors approved, including the disclosures contained in the section entitled “Compensation Discussion and Analysis” in this proxy statement and, by incorporating that section by reference, in the Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

Personnel and Compensation Committee
Robert G. Potter, Chairman
Frank M. Burke
Douglas H. Hunt
Thomas A. Lockhart
Theodore D. Sands
Wesley M. Taylor

AUDIT COMMITTEE REPORT

The Audit Committee oversees our financial reporting process on behalf of the board of directors. Management is primarily responsible for the financial statements and reporting process, including the systems of internal controls, while the independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with auditing standards generally accepted in the United States and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

In this context, the Audit Committee has reviewed our audited consolidated financial statements and has met with and held discussions with management, our internal auditors and with Ernst & Young, LLP, our independent registered public accounting firm, to discuss those financial statements and related matters. The Audit Committee reviewed with our internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee also met, at least quarterly, with the auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting. The Audit Committee also reviewed with the independent auditors their judgment as to the quality and the appropriateness of our accounting principles and financial controls and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States.

Our independent registered public accounting firm also provided to the Audit Committee the written disclosures required by the Independence Standards Board Standards No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm’s independence, including those matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90. The Audit Committee considered whether the performance by Ernst & Young LLP of non-audit services was compatible with their independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors, and the board of directors approved, including the audited consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission. The Audit Committee has retained Ernst & Young LLP as our independent registered public accounting firm for 2008.

While the Audit Committee has the responsibilities and powers set forth in its charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that our financial statements are complete and accurate or are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

Audit Committee
Frank M. Burke, Chairman
James R. Boyd
Patricia F. Godley
Brian J. Jennings
Thomas A. Lockhart
A. Michael Perry
Robert G. Potter

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth, as of February 25, 2008, information concerning the beneficial ownership of our common stock by each director, each of the executives named in this proxy statement and all current directors and executive officers as a group. Under rules of the Securities and Exchange Commission, persons who have power to vote or dispose of securities, either alone or jointly with others, are deemed to be the beneficial owners of such securities. Each person reflected in the table below has both sole voting and investment power with respect to the shares included in the table, except as described in the footnotes below.

	Number of
	Actual Shares	Options	Amount		Other
	Owned	Exercisable	and Nature		Stock-	Total
	Directly or	Within 60	of Beneficial	Percent	Based	Stock-Based
Name of Beneficial Owner	Indirectly(1)	Days(2)	Ownership	of Class	Items(3)	Ownership

James R. Boyd, Director(4)	67,372	—	67,372	*	70,501	137,873
Frank M. Burke, Director(4)	100,000	—	100,000	*	35,638	135,638
John W. Eaves, President, Chief Operating Officer and Director	209,775	210,734	420,509	*	22,966	443,475
Patricia F. Godley, Director	—	—	—	*	14,854	14,854
Douglas H. Hunt, Director(4)	212,000	—	212,000	*	41,742	253,742
Brian J. Jennings, Director	—	—	—	*	4,820	4,820
Steven F. Leer, Chairman and Chief Executive Officer(4)	475,283	482,150	957,433	*	34,650	992,083
Thomas A. Lockhart, Director	200	—	200	*	12,050	12,250
A. Michael Perry, Director	12,558	—	12,558	*	23,717	36,275
Robert G. Potter, Director(4)	21,000	—	21,000	*	39,132	60,132
Theodore D. Sands, Director	50,000	—	50,000	*	56,188	106,188
Wesley M. Taylor, Director	15,103	—	15,103	*	8,068	23,171
Robert G. Jones, Vice President-Law, General Counsel and Secretary	39,562	169,850	209,412	*	866	210,278
Paul A. Lang, Senior Vice President-Operations	25,734	20,584	46,318	*	833	47,151
Robert J. Messey, Senior Vice President and Chief Financial Officer	106,930	14,934	121,864	*	966	122,830
All of our directors and executive officers as a group (20 persons)	1,484,377	1,064,111	2,548,488	1.8%	370,555	2,919,043

*	Less than one percent of the outstanding shares.

(1)	Includes, for executive officers, shares of restricted stock, shares of our common stock that the executives have elected to defer under our deferred compensation plan for executive officers and indirect interests in shares of our common stock held under our defined contribution plan.

(2)	Represents shares of our common stock that could be acquired by exercising stock options through April 25, 2008.

(3)	Includes, for directors, indirect interests in shares of our common stock held under our deferred compensation plan for non-employee directors. Includes, for executive officers, unvested restricted stock units awarded to executives under our equity-based compensation plans and indirect interests in shares of our common stock held under our deferred compensation plan for executive officers. While restricted stock units and indirect interests in shares of our common stock under our deferred compensation plans may not be voted or transferred, we have included them in the table as they represent an economic interest in our common stock that is subject to the same market risk as ownership of actual shares of our common stock.

(4)	Includes, for Mr. Boyd, 2,090 shares and, for Mr. Leer, 2,020 shares held jointly with such person’s spouse and for which such person shares voting and investment power. Includes, for Mr. Burke, 40,000 shares held by Burke, Mayborn Co., Ltd. for which Mr. Burke has voting and investment power and 60,000 shares held in Mr. Burke’s SEP-IRA account for which Mr. Burke has sole voting and investment power. Includes, for Mr. Hunt, 190,000 shares held by the Lyda Hunt-Herbert Trusts — Douglas Herbert Hunt under which Mr. Hunt is a beneficiary but for which Mr. Hunt has no voting or investment power. Includes, for Mr. Potter, 20,000 shares held by the Robert G. Potter Trust dated 11/05/92, Robert G. Potter, as trustee, for which Mr. Potter has voting and investment power and 1,000 shares held by Mr. Potter’s spouse.

Security Ownership of Certain Beneficial Owners

The following table shows all persons or entities that we know were “beneficial owners” of more than five percent of our common stock on February 25, 2008.

	Amount and Nature of		Percent
Name and Address of Beneficial Owner	Beneficial Ownership		of Class

FMR LLC
82 Devonshire Street
Boston, Massachusetts 02109	21,463,485	(1)	15.0%
Wellington Management Company, LLP
75 State Street
Boston, Massachusetts 02109	8,434,845	(2)	5.9%
Capital World Investors
333 South Hope Street
Los Angeles, California 90071	7,800,000	(3)	5.5%

(1)	Based on its filings with the Securities and Exchange Commission, Fidelity Management & Research Company, a subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, is the beneficial owner of 19,410,017 shares of our common stock as a result of acting as investment advisor to various investment companies registered under the Investment Company Act of 1940. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity Management & Research Company, each has sole power to dispose of 19,410,017 shares of common stock. Neither FMR LLC nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the funds, which power resides with the funds’ board of trustees.

Strategic Advisers, Inc., a subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, provides investment advisory services to individuals. Strategic Advisers, Inc. is the beneficial owner of 278 shares of our common stock. Fidelity International Limited and various foreign-based subsidiaries of FMR LLC provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. Fidelity International Limited is the beneficial owner of 2,053,190 shares of our common stock. Partnerships controlled predominantly by members of the family of Edward C. Johnson 3d, or trusts for their benefit, own shares of voting stock of Fidelity International Limited with the right to cast approximately 47% of the total votes which may be cast by all such holders.

(2)	Based on its filings with the Securities and Exchange Commission, Wellington Management Company, LLP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, is the beneficial owner of 8,434,845 as a result of acting as investment advisor to various clients. Wellington Management Company, LLP shares the power to vote 5,668,133 shares of common stock and shares the power to dispose of 8,403,145 shares of common stock.

(3)	Based on its filings with the Securities and Exchange Commission, Capital World Investors is the beneficial owner of 7,800,000 shares of our common stock as a result of Capital Research and Management Company acting as investment advisor to various investment companies registered under the Investment Company Act of 1940. Capital World Investors has the sole power to vote 3,000,000 shares of common stock and the sole power to dispose of 7,800,000 shares of common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and any persons beneficially holding more than ten percent of our common stock to report their ownership of common stock and any changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange. The Securities and Exchange Commission has established specific due dates for these reports, and we are required to report in this proxy statement any failure to file by these dates. Based solely on a review of the copies of the reports furnished to us and written representations that no other such statements were required, we believe that all such reports of our directors and executive officers were filed on a timely basis, except that a Form 4 reporting one transaction was filed on behalf of each non-employee director after the due date of the report.

Stockholder Proposals for the 2009 Annual Meeting

If you wish to submit proposals for possible inclusion in our 2009 proxy materials, we must receive them at our principal executive offices no later than the close of business on November 21, 2008. Proposals should be addressed to Robert G. Jones, Vice President-Law, General Counsel and Secretary, Arch Coal, Inc., One CityPlace Drive, Suite 300, St. Louis, Missouri 63141.

If you wish to nominate directors and/or propose proper business from the floor for consideration at the 2008 annual meeting of stockholders, our bylaws provide that:

•	you must notify our Secretary in writing;

•	your notice must have been received at our headquarters not earlier than January 24, 2009 and not later than February 13, 2009; and

•	your notice must contain the specific information required in our bylaws.

We will send copies of these requirements to any stockholder who writes to us requesting this information. Please note that these three requirements apply only to matters that you wish to bring before your fellow stockholders at the 2009 annual meeting of stockholders without submitting them for possible inclusion in our 2009 proxy materials.

INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to be held on April 24, 2008

The notice of annual meeting, proxy statement and our 2007 annual report may be viewed online under “Annual Reports” in the Investors section of our website at http://investor.archcoal.com/annuals.cfm. Information on our website does not constitute part of this proxy statement. You may find more information about the date, time and location of the annual meeting of stockholders, as well as the items to be voted on by stockholders at the annual meeting, in the section entitled “Proxy and Voting Information” beginning on page 1 of this proxy statement. There, you will also find information about attending the annual meeting and voting your proxy, including where you may find the individual control numbers necessary to vote your shares by telephone or over the Internet.

If you are a stockholder of record and are interested in receiving future proxy statements and annual reports electronically, you should contact our transfer agent by accessing your account at amstock.com and selecting “Shareholder Account Access.” If you hold shares of our common stock through a broker, bank or other nominee, please refer to the instructions provided by that entity for instructions on how to elect this option.

PROXY SOLICITATION

We are paying the cost of preparing, printing, and mailing these proxy materials. We will reimburse brokerage firms, banks and others for their reasonable expenses in forwarding proxy materials to beneficial owners and obtaining their instructions.

Proxies will be solicited by mail and also may be solicited by our executive officers and other employees personally, by telephone or by electronic means, but such persons will not be specifically compensated for such services. It is contemplated that brokerage firms, banks, custodians, fiduciaries and other nominees will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons, and we will reimburse them for their reasonable expenses incurred. If we decide to retain a proxy solicitor, we will pay the fees charged by the proxy solicitor.

DIRECTIONS TO THE ANNUAL MEETING

From downtown St. Louis: Take Highway 40 West approximately 14 miles to Interstate 270 North (Exit #25). Continue approximately two miles on Interstate 270 North to Olive Boulevard (Exit #14). Take Olive Boulevard East one mile to CityPlace Drive. Turn North on CityPlace Drive and continue to our headquarters at CityPlace One.

From Lambert International Airport:  Take Highway 70 West approximately three miles to Interstate 270 South (Exit #232). Continue approximately six miles on Interstate 270 South to Olive Boulevard (Exit #14). Take Olive Boulevard East one mile to CityPlace Drive. Turn North on CityPlace Drive and continue to our headquarters at CityPlace One.

By order of the Board of Directors,
Robert G. Jones
Vice President — Law, General Counsel and Secretary
March 21, 2008

Arch Coal, Inc.
One CityPlace Drive
St. Louis, Missouri 63141
March 21, 2008
Dear fellow Stockholder:
     The Annual Meeting of Stockholders of Arch Coal, Inc. will be held on April 24, 2008, at 10:00 a.m., Central Time, in the lower level auditorium located at One CityPlace Drive, St. Louis, Missouri 63141.
     It is important that your shares be represented at this meeting. Whether or not you plan to attend the meeting, please review the enclosed proxy materials, complete the attached proxy form below, and return it promptly in the envelope provided or vote electronically or by telephone as instructed on the reverse side hereof.

☐ ■
ARCH COAL, INC.
This Proxy is solicited on behalf of the Board of Directors of Arch Coal, Inc.
for the Annual Meeting of Stockholders to be held on April 24, 2008
     The undersigned hereby appoints STEVEN F. LEER and ROBERT G. JONES, and each of them, with power of substitution, as the proxy of the undersigned to represent the undersigned and to vote all shares of common stock which the undersigned would be entitled to vote, if personally present at the Annual Meeting of Stockholders of Arch Coal, Inc. to be held at its headquarters at CityPlace One, One CityPlace Drive, St. Louis, Missouri 63141, at 10:00 a.m. on Thursday, April 24, 2008, in the lower level auditorium, and at any adjournments thereof, with all powers the undersigned would possess if present at such meeting on the matters set forth on the reverse side hereof and all other matters properly coming before the meeting.
     If the undersigned is a participant in the Arch Coal, Inc. Employee Thrift Plan (including pursuant to the Mingo Logan Savings Plan), and this proxy card is received on or before April 14, 2008, then this card also provides voting instructions to the trustee of such plan to vote at the Annual Meeting, and any adjournments thereof, all shares of Arch Coal common stock held in the undersigned’s plan account as specified upon the matters set forth on the reverse side hereof and all other matters properly coming before the meeting. If the undersigned is a participant in one of these plans and does not instruct the trustee by April 14, 2008, then the trustee will vote the undersigned’s plan account shares in proportion to the votes of the other participants in that plan. In addition, the trustee will vote unallocated shares in the plan in direct proportion to voting by allocating shares for which instructions have been received.
     PLEASE SEE REVERSE SIDE FOR INFORMATION ON VOTING YOUR PROXY BY TELEPHONE OR INTERNET.
     The Proxies cannot vote your shares unless you vote.
YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING YOUR SHARES.

■	14475 ■

ANNUAL MEETING OF STOCKHOLDERS OF
ARCH COAL, INC.
April 24, 2008

Please date, sign and mail
your proxy card in the
envelope provided as soon as possible.

â Please detach along perforated line and mail in the envelope provided. â
              ■    20430000000000001000    ?                        042408
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT PUBLIC ACCOUNTING FIRM. PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE☒

1.	Election of directors	NOMINEES:
		¡	James R. Boyd
☐	FOR ALL NOMINEES	¡	John W. Eaves
		¡	Douglas H, Hunt
☐	WITHHOLD AUTHORITY FOR	¡	A. Michael Perry
ALL NOMINEES

☐	FOR ALL EXCEPT
(see instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of independent public accounting firm	☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR each nominee and FOR ratification of the appointment of the independent public accounting firm. The board of directors recommends a vote FOR each nominee and FOR ratification of the appointment of the independent public accounting firm.

Arch Coal, Inc. encourages you to take advantage of the convenient ways by which you can vote your shares. You can vote your shares electronically through the Internet or by telephone. This eliminates the need to return the proxy card.
YOUR VOTE IS IMPORTANT. PLEASE VOTE IMMEDIATELY.
If you vote over the Internet or by telephone, please do not mail your card.
Please check here if you plan to attend the meeting: ☐

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signor is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

■	■

ANNUAL MEETING OF STOCKHOLDERS OF
ARCH COAL, INC.
April 24, 2008

PROXY VOTING INSTRUCTIONS

MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -

TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call ..
- OR -

INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

- OR -
IN PERSON — You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER

ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ↓

              ■    20430000000000001000    ?                        042408
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND
“FOR” RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT PUBLIC ACCOUNTING FIRM.
PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE☒

1.	Election of directors	NOMINEES:
☐	FOR ALL NOMINEES	¡	James R. Boyd
☐	WITHHOLD AUTHORITY FOR	¡	John W. Eaves
	ALL NOMINEES	¡	Douglas H, Hunt
☐	FOR ALL EXCEPT	¡	A. Michael Perry
(see instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

		FOR	AGAINST	ABSTAIN

2.	Ratification of the appointment of independent public accounting firm	☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR each nominee and FOR ratification of the appointment of the independent public accounting firm. The board of directors recommends a vote FOR each nominee and FOR ratification of the appointment of the independent public accounting firm.

Arch Coal, Inc. encourages you to take advantage of the convenient ways by which you can vote your shares. You can vote your shares electronically through the Internet or by telephone. This eliminates the need to return the proxy card.
YOUR VOTE IS IMPORTANT. PLEASE VOTE IMMEDIATELY.
If you vote over the Internet or by telephone, please do not mail your card.
Please check here if you plan to attend the meeting: ☐

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signor is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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